UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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DFC Global Corp.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 27, 2014

(Date of earliest event reported)

DFC Global Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50866	23-2636866
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1436 Lancaster Avenue, Suite 300

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 296-3400

(Registrant’s telephone number, including area code)

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Item 7.01 Regulation FD Disclosure

Press Release

On May 27, 2014, DFC Global Corp. (the “Company” or “DFC”) announced that in connection with the pending acquisition of the Company by an affiliate of the Lone Star Funds (“Lone Star”), DFC Finance Corp., a Delaware corporation (“DFC Finance”) and an affiliate of Lone Star, is offering to sell $500 million aggregate principal amount of Senior Secured Notes due 2020 and £150 million aggregate principal amount of Senior Secured Notes due 2020. DFC Finance issued a press release in connection with its proposed notes offering, which press release is attached to this report as Exhibit 99.1 and incorporated herein by reference. The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Business Information

In connection with the proposed offering, DFC Finance will be making certain information available to potential investors, including certain business and industry information. Excerpts of such information is attached to this report as Exhibit 99.2 and incorporated herein by reference.

Pro Forma Financial Information

Attached as Exhibit 99.3 and incorporated herein by reference are a preliminary Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014, Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended June 30, 2013 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended March 31, 2014. As explained in more detail in the pro forma financial information, the preliminary pro forma business combination adjustments reflected in the preliminary pro forma financial information are subject to adjustment.

Item 8.01 Other Events

Risk Factors

DFC Finance also is making available to investors certain risk factors relating to the Company’s business and industry (the “Risk Factors”). The Company is filing excerpts of the Risk Factors as Exhibit 99.4 and such information is incorporated by reference in this Item 8.01. The Risk Factors reflect updates and modifications to the risk factors contained in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, filed by the Company with the SEC, and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, December 31, 2013 and March 31, 2014.

Definitions

References in Exhibits 99.2, 99.3 and 99.4 to:

(a) the term “DFC” refers to DFC Global Corp.;

(b) the terms “we,” “us,” “our,” “its” and the “Company” refer to DFC and its consolidated subsidiaries, except as the context otherwise requires;

(c) the term “Transactions” refers to the proposed acquisition of the Company (the “Merger”) by Lone Star Americas Acquisitions, LLC and certain of its affiliates (“Sponsor”) pursuant to the Agreement and Plan of Merger, dated as of April 1, 2014 and certain other related transactions, including but not limited to a proposed equity investment by Sponsor, borrowings under a new credit facility, repayment or redemption of certain existing debt and the proposed notes offering;

(d) the term “Sterling Mid-Holdings Limited” and “Mid-Holdings” refers to Sterling Mid-Holdings Limited, an affiliate of the Sponsor, that will be the direct parent company of DFC after the Transactions; and

(e) the term “Post-Closing Internal Reorganization” refers to a reorganization of our current structure, as a result of which it is expected that (i) DFC will become a direct wholly-owned subsidiary of Sterling Mid-Holdings Limited and will ultimately hold DFC’s US operating subsidiaries; and (ii) DFC’s existing non-U.S. subsidiaries (other than certain immaterial non-US subsidiaries) will cease being subsidiaries of DFC and instead will become direct or indirect wholly-owned subsidiaries of Mid-Holdings.

Cautionary Statement Regarding Forward-Looking Statements

        This Current Report on Form 8-K and the exhibits attached hereto contain certain forward-looking statements regarding, among other things, our market opportunities, anticipated improvements or challenges in operations, regulatory developments, our plans, earnings, cash flow and expense estimates, strategies and prospects (both business and financial), and our results of operations, financial position and future prospects following the acquisition by Lone Star and related transactions, including the entry of a new senior secured asset-based credit facility, which is referred to as the “New ABL Credit Facility.” These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties. In light of these risks, uncertainties and assumptions, the forward-looking statements in this Current Report on Form 8-K and the exhibits attached hereto may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, and include among others, statements relating to:

•	our ability to generate a sufficient amount of cash to service our indebtedness and fund our operations;

•	our ability to operate our business under agreements governing certain of our indebtedness containing financial covenants and other restrictions;

•	our ability to manage changes in, and comply with, applicable laws and regulations governing consumer protection, lending, debt collection and other practices, and increased regulatory oversight of our business, including by the Consumer Financial Protection Bureau in the United States and the Financial Conduct Authority in the United Kingdom;

•	our ability to realize the anticipated financial and strategic goals of future acquisitions or investments, including the identification of acquisition targets and the integration and performance of acquired stores and businesses;

•	our ability to effectively manage any changes in economic, political and social conditions;

•	our ability to manage risks associated with the negative public perception and press coverage of single-payment consumer loans;

•	our ability to estimate and absorb loan losses;

•	our ability to manage risks associated with having a significant amount of goodwill which is subject to periodic review and testing for impairment;

•	potential outcomes of our current and future litigation;

•	our ability to effectively compete in the financial services industry and maintain market share;

•	our ability to manage risks inherent in an international operation, including foreign currency fluctuation;

•	the consequences of the continued US and global financial uncertainty and the accompanying worldwide recession and the impact on the markets we serve;

•	our ability to sustain demand for our products and services and our ability to sustain and improve the performance of our stores and internet businesses;

•	our ability to compete in light of technological advances or changes to Internet search engines’ methodologies;

•	our ability to manage our growth effectively;

•	our ability to manage a significant or sudden decline in the price of gold;

•	our ability to protect sensitive or confidential customer data and our ability to detect and prevent security breaches, cyber attacks or fraudulent activity;

•	our ability to maintain our existing contractual relationships, including after the acquisition by Lone Star;

•	our ability to manage the effect of changes to the United States defense budget on our business;

•	our ability to safeguard against employee error and theft;

•	our ability to manage the impact of debt and equity financing transactions;

•	the effects of new products and services;

•	changes to our existing products and services;

•	our ability to attract and retain talent required for our business;

•	the effects of incurring a substantial amount of indebtedness under our debt arrangements;

•	the effects of complying with the covenants contained in our debt arrangements;

•	the terms and conditions of the indebtedness under our debt arrangements, which may place restrictions on our ability to respond to changes in our business or to take certain actions;

•	changes in key management personnel and our ability to retain key management personnel;

•	the impact of the acquisition of DFC Global Corp. and related transactions and reorganizations on our current plans and operations and the potential difficulties in employee and customer retention as a result of such acquisition;

•	diversion of management’s attention from ongoing business concerns to matters related to the DFC acquisition; and

•	the impact of acquisition accounting on goodwill and other tangible and intangible assets as a result of the DFC acquisition.

You should read this Current Report on Form 8-K and the exhibits attached hereto completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Current Report on Form 8-K and the exhibits attached hereto is accurate as of the date hereof. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Current Report on Form 8-K and the exhibits attached hereto, and particularly our forward-looking statements, by these cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished as a part of this Report.

Exhibit No.	Description

99.1	Press release announcing private placement offering by DFC Finance Corp. dated May 27, 2014.

99.2	Business and industry information of the Company.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements.

99.4	Risk factors relating to the Company’s business and industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

Date: May 28, 2014
	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance, Chief Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing private placement offering by DFC Finance Corp. dated May 27, 2014.

99.2	Business and industry information of the Company.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements.

99.4	Risk factors relating to the Company’s business and industry.

Exhibit 99.1

1436 Lancaster Avenue, Suite 300

Berwyn, PA 19312

Ph: (610) 296-3400 Fax: (610) 296-7844

www.dfcglobalcorp.com

FOR IMMEDIATE RELEASE

DFC GLOBAL CORP. ANNOUNCES PRIVATE OFFERING OF SENIOR SECURED NOTES

BERWYN, PA (BusinessWire) May 27, 2014 – DFC Global Corp. (NASDAQ: DLLR) (the “Company”) today announced that in connection with the pending acquisition of the Company by an affiliate of Lone Star Funds (“Lone Star”), DFC Finance Corp., a Delaware corporation and an affiliate of Lone Star (the “Issuer”), is offering to sell $500 million aggregate principal amount of Senior Secured Notes due 2020 (the “USD Notes”) and £150 million aggregate principal amount of Senior Secured Notes due 2020 (the “Sterling Notes” and, together with the USD Notes, the “Notes”) through a private placement. The acquisition is subject to certain customary closing conditions. Upon consummation of the acquisition, the Notes will be guaranteed by the Company and substantially all of its direct and indirect, wholly owned subsidiaries organized in the United States, Canada and the United Kingdom, subject to certain exceptions. The proceeds from the offering will be used, in part, to finance the pending acquisition of the Company by Lone Star and related transactions, including the redemption of certain of the Company’s existing indebtedness.

The Notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the Notes, dated today, will be made available to such eligible persons. The offering is being conducted in accordance with the terms and subject to the conditions set forth in the offering memorandum.

This press release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

******

DFC Global Corp. (NASDAQ: DLLR) is a leading international non-bank provider of alternative financial services, principally unsecured short term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers. DFC Global Corp. serves its customers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	ICR
Investor Relations:
Garrett Edson, 484-320-5800
or
Media:
Phil Denning, 203-682-8200

Exhibit 99.2

BUSINESS

Our Company

We are a leading international non-bank provider of alternative financial services, principally unsecured short term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and underbanked consumers. We serve our customers through our over 1,500 current retail storefront locations and our multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. Our networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. We believe we operate one of the largest online unsecured short-term consumer lending businesses by revenue and loan portfolio in the United Kingdom. We also believe that, by virtue of our secured pawn lending operations in the United Kingdom, Scandinavia, Poland, Romania and Spain, we are the largest pawn lender in Europe measured by loan portfolio. For the twelve month period ended March 31, 2014, we generated revenue of $1,041.3 million and Adjusted EBITDA of $193.5 million. For a description of Adjusted EBITDA and a reconciliation to net (loss) income, see “Adjusted EBITDA Reconciliation.”

We believe that our customers, many of whom receive income on an irregular basis or from multiple employers, choose to conduct their personal financial business with us rather than with banks or other financial institutions due to the range and convenience of services that we offer, the multiple ways in which they may conduct business with us and our high-quality customer service. Our products and services, principally our unsecured short-term consumer loans, secured pawn loans, check cashing and gold buying services, provide customers with access to cash for living expenses and other needs. In addition to these core offerings, we strive to offer our customers additional high-value ancillary services, including Western Union® money orders and money transfers, reloadable VISA® and MasterCard® prepaid debit cards and foreign currency exchange.

At March 31, 2014, our global retail operations consisted of 1,535 retail storefront locations, of which 1,525 are company-owned financial services stores. In addition to our retail stores, we also offer online unsecured short-term consumer loans in the United Kingdom, Canada, the Czech Republic, Spain, Sweden and Poland. We offer longer-term unsecured loans in Poland through in-home servicing, installment loans in the United Kingdom and Canada and a consumer line of credit and a goods and services payment card product in Finland. In addition, our DFS subsidiary provides fee-based services to enlisted military personnel applying for loans to purchase new and used vehicles through our branded Military Installment Loan and Education Services, or MILES®, program.

We continue to seek opportunities to expand upon and diversify our core financial services businesses. We have expanded our Internet lending business since our fiscal 2011 acquisition of Purpose U.K. Holdings Limited, one of the largest online providers of unsecured short-term consumer loans by revenue in the United Kingdom, leveraging our scalable technology and back-office support capabilities of DFC Nordic Oyj to launch an Internet lending business in Poland in February 2012, the Czech Republic in October 2012 and Spain in March 2013. We expect to further extend our Internet lending capabilities into other countries in the future. We have also expanded our secured pawn lending businesses. We acquired Sefina Finance AB in December 2010, which we believe to be the largest pawn lender, measured by loan portfolio and store count, in each of Sweden and Finland. In March 2012, we acquired a chain of eight retail pawn and gold buying stores in Spain. Through acquisitions in November 2013 and March 2014, we acquired 28 additional stores, primarily located in the Andalusian and Catalonian regions of Spain. Through these acquisitions, together with organic growth since 2012 (which added 23 retail stores, including one high-end pawn store in Madrid), we have grown our total store count in Spain to 61 locations. Also, in May 2013, we acquired Express Credit Amanet S.R.L., a chain of 32 retail locations in Romania, offering secured pawn lending mainly on gold jewelry and small-size high-value electronics. We also offer secured pawn lending in a significant majority of our retail locations in the United Kingdom as well as through our high-end Suttons & Robertsons stores in England and Spain, and grew our secured pawn lending to approximately 200 of our Canadian retail stores during fiscal 2013. Also in 2013, we began offering secured pawn lending on gold jewelry as a pilot program in 32 of our US retail stores and have expanded that product offering there in fiscal 2014, including through the opening of our first high-end Suttons & Robertsons store in New York City. Internet-based lending and secured pawn lending generated $243.6 million and $89.9 million, respectively, of revenue for the twelve month period ended March 31, 2014, representing 23.4% and 8.6%, respectively, of our total revenue for the period.

Our Industry and Customers

We operate in a sector of the non-bank financial services industry that serves the basic needs of customers needing quick and convenient access to cash and other financial services. These needs are primarily evidenced by demand for unsecured short-term loans, secured pawn loans, check cashing, gold buying, money transfers and orders, prepaid debit cards, foreign currency exchange and other services. Consumers who use these services are often underserved by banks and other financial institutions.

We believe that customers for our products and services generally fall into two categories:

•	asset limited, income constrained and employed—to which we refer as the ALICE demographic; and

•	asset rich, temporarily illiquid—to which we refer to as the ARTI demographic.

Generally, ALICE customers are service sector workers, small business owners, or employees of small businesses. ALICE customers typically hold more than one lower paying job in order to satisfy their monthly bills and living expenses. Many of these individuals periodically require short-term loans to provide cash necessary for living and other episodic or unexpected expenses. They may not be able, or even desire, to obtain loans from banks as a result of their immediate need for cash, the irregular receipt of payments from their employers, a lack of tangible collateral or the unavailability of bank loans in small denominations for relatively short periods of time.

ARTI customers can fall within several income and wealth categories, with the common characteristic among the demographic being ownership of asset collateral, such as gold jewelry, quality watches and timepieces and other items of value. The ARTI demographic includes temporarily unemployed individuals in need of short term credit, individuals and small business owners with the need to access funds in advance of expected income streams, and high net worth individuals with irregular income streams such as commission sales. Unlike the ALICE demographic, which generally does not have tangible assets by which to collateralize their credit needs, we and other participants in our industry allow ARTI customers to leverage the tangible value of their possessions to obtain access to credit on a secured basis for a cost that is generally less than the fees associated with unsecured short term loans, for which we and other lenders in our industry have no security or collateral other than the promise of the borrower to repay the loan.

Despite the inherent demand for basic financial services, physical access to banks has become increasingly difficult for a significant segment of consumers. Many banks have chosen to close their less profitable or lower-traffic locations and to otherwise reduce the hours during which they operate at such locations. Typically, these closings have occurred in areas where the branches have failed to attract a sufficient base of customer deposits. This trend has resulted in fewer convenient alternatives for basic financial services in many neighborhoods. Furthermore, traditional banks have tended in recent years to eliminate, or have made it difficult or relatively expensive to obtain, many of the services that unbanked and underbanked consumers desire.

As a result of these developments, a significant number of businesses offer financial services to service-sector and self-employed individuals such as the ALICE and ARTI demographics. The providers of these services are generally fragmented, and range from specialty finance offices to retail stores in other industries that offer ancillary financial services. While our core customers have historically valued physical access to retail locations to meet their financial services needs, technological advancements have made, and continue to make, Internet and other electronic means of delivering our services a convenience that a portion of our customers value highly.

We believe that the size of both the ALICE and ARTI demographics is increasing in the markets in which we operate as a result of the overall increase in the population in each of those markets as well as an increase in the number of self-employed, small business and service sector jobs as a percentage of the total workforce in those markets. While the mix of products offered may vary, we believe that the markets in each of the countries in which we operate will continue to grow as a result of a diminishing supply of competing banking services as well as underlying demographic trends.

Our Markets

We operate primarily in four broad geographical markets: the United Kingdom and the Republic of Ireland, Canada, the United States and Other Europe (Sweden, Finland, Poland, Spain, the Czech Republic and Romania). The following chart illustrates our consolidated revenue by geography for the twelve month period ended March 31, 2014:

For more information regarding our consolidated revenue by geography, please see note 17 to our June 30, 2013 audited consolidated financial statements and note 12 to our March 31, 2014 interim unaudited consolidated financial statements.

The United Kingdom and the Republic of Ireland

We believe there are approximately 240 short-term consumer lenders in the UK market, with the top 50 lenders accounting for 90% of the market and only approximately seven lenders with 100 or more alternative retail financial services locations each. Based upon revenues, we believe we have a leading market share in the retail channel in the United Kingdom. In addition, we believe we operate one of the largest online unsecured short-term consumer lending businesses measured by revenue and loan portfolio in the United Kingdom.

As of March 31, 2014, our retail store network in the United Kingdom consisted of 592 retail financial services stores. Our stores are located in each of the constituent countries of the United Kingdom, with 492 locations in England, 51 locations in Scotland, 29 locations in Northern Ireland and 20 locations in Wales as of March 31, 2014. We also have two stores in the Republic of Ireland, which we manage along with our UK retail stores. During fiscal 2013, we opened or acquired 67 new retail stores in the United Kingdom. We have opened or acquired 16 stores in the United Kingdom and the Republic of Ireland during fiscal 2014 (net of store closures).

Our financial services stores in the United Kingdom typically offer unsecured short-term consumer loans, secured pawn loans, gold buying, check cashing, Western Union money transfer products, reloadable Visa® or MasterCard® prepaid debit cards, foreign currency exchange and other ancillary products and services. Most of our stores in the United Kingdom operate under the name The Money Shop. We also offer our unsecured short-term consumer loan products in the United Kingdom via the Internet, primarily under the PaydayUK, Payday Express and Ladder Loans brands.

In addition to our traditional financial services stores and Internet operations in the United Kingdom, our retail financial services store network includes four traditional pawn shops located in Edinburgh and Glasgow, Scotland, and nine high-end pawn shops in London and other major cities in England.

Canada

We believe that we are the leading alternative financial services company in Canada serving unbanked and underbanked consumers. We operate the largest alternative financial services retail store network in Canada based upon revenues and profitability. We estimate that, across Canada, there are approximately 1,500 individual outlets offering short-term single-payment consumer loans and/or check cashing, including only two other networks of stores exceeding 100 locations. As of March 31, 2014, our Canadian network consisted of 491 retail financial services stores, of which 481 are company-owned and ten are operated by franchisees. We are located in 12 of the 13 Canadian provinces and territories, with 249 locations in Ontario, 81 locations in British Columbia, 75 locations in Alberta, 19 locations in Manitoba and 67 locations in the other Canadian provinces and territories as of March 31, 2014. We have at least one store in nearly every Canadian city with a population exceeding 50,000. The provincial regulatory regime in Canada has proven to be stable since changes in 2009 and 2010, and we have been able to capture significant market share since that time.

Our Canadian stores typically offer unsecured short-term consumer loans, check cashing, Western Union money transfer products, foreign currency exchange, prepaid Visa debit cards, secured pawn lending, gold buying and other ancillary products and services. We also offer our unsecured short-term consumer loan products over the Internet to residents of Alberta, Nova Scotia, Ontario, Saskatchewan and British Columbia.

United States

As of March 31, 2014, we operated a total of 293 retail financial services stores in 15 states. Depending on location, our financial services store locations in the United States offer some or all of a range of financial products and services, including unsecured short-term consumer loans, check cashing, Western Union money transfer products, reloadable Visa prepaid debit cards, gold buying, secured pawn lending and other ancillary services. We operate our stores in the United States primarily under the Money Mart trade name and, in Florida, under The Check Cashing Store brand. In fiscal 2014, we opened our first high-end Suttons & Robertsons store in New York City as well.

We also provide fee-based services in the United States to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under an agreement with a third-party lender through our MILES® program.

Other Europe

Outside the United Kingdom and the Republic of Ireland, we have European operations in Sweden, Finland, Poland, Spain, the Czech Republic and Romania.

We have retail pawn lending operations in Sweden and Finland, which began with our fiscal 2011 acquisition of Sefina Finance AB, the leading pawn lending business in Scandinavia. Sefina, which has a more than 125 year operating history, provides pawn loans primarily secured by high value gold jewelry, diamonds and watches. As of March 31, 2014, our Scandinavian retail operations consisted of 22 retail pawnbroking locations in Sweden conducting business under the name Sefina and 13 retail store locations in Finland operating under the name Helsingin Pantti.

On March 15, 2012, we acquired Super Efectivo S.L., a secured pawn lending and gold buying business operating eight stores predominantly in Madrid, Spain. Through acquisitions in November 2013 and March 2014, we acquired 28 additional stores, primarily located in the Andalusian and Catalonian regions of Spain. Through these acquisitions, together with new stores we have opened since 2012, we have grown our total store count in Spain to 61 locations as of March 31, 2014.

In May 2013, we acquired Express Credit Amanet S.R.L., a chain of 32 retail locations in Romania offering pawn lending on gold jewelry and small-size, high-value electronics.

We offer a consumer line of credit product and a goods and services payment card product in Finland. We also offer Internet-based unsecured short-term consumer loans in Sweden through Risicum Capital. We have also successfully leveraged the DFC Nordic Internet lending platform to offer loans in Poland, the Czech Republic and Spain.

In Poland, we offer relatively longer-term consumer installment loans through Optima, S.A. These loans have terms of approximately 40-50 weeks in duration with an average loan amount of $250 to $500. These loans include an in-home servicing feature. Customer sales and service activities are managed through an extensive network of local commission based representatives across seven provinces in Poland. We also operate a network of 29 retail financial services stores in Poland. Our Polish retail stores currently offer unsecured short-term loans, gold buying, secured pawn lending, Western Union money transfer products and other financial services.

Our Competitive Strengths

We believe that the following competitive strengths position us well for continued growth:

Leading Market Positions

We have leading market positions in Canada and Europe, particularly in the United Kingdom. We operate the largest retail network in Canada based upon revenues and profitability, consisting of 491 retail financial services stores located in 12 of the 13 Canadian provinces and territories with at least one store in nearly every Canadian city with a population exceeding 50,000. In the United Kingdom, we operate one of the largest online unsecured short-term consumer lending businesses measured by revenue and loan portfolio and have the largest network of alternative financial services retail locations with 592 stores as of March 31, 2014. We acquired Sefina Finance AB in December 2010, which we believe to be the largest pawn lender, measured by loan portfolio and store count, in each of Sweden and Finland. We also believe that, by virtue of our secured pawn lending operations in the United Kingdom, Scandinavia, Poland, Romania and Spain, we are the largest pawn lender in Europe measured by loan portfolio. We believe our leading market position and strong brand recognition will position us for organic growth in our core geographies.

Diversified Product, Channel and Geographic Mix

We offer a wide range of consumer financial products and services to meet the needs of our customers, including unsecured short-term consumer loans, secured pawn loans, check cashing and gold buying services. In addition to these core offerings, we offer our customers additional high-value ancillary services, including Western Union® money orders and money transfers, reloadable VISA® and MasterCard® prepaid debit cards and foreign currency exchange. The continued growth of our eCommerce segment, representing 23.4% of revenue during the twelve month period ended March 31, 2014, has allowed us to further diversify our product offering, geographic scope and customer base. We believe the Internet allows us to reach a broader range of consumers, serve these consumers more efficiently and quickly adapt and develop new products to serve their evolving needs. Our broad geographic reach includes operations in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. We expect that continued development in existing and new markets will further diversify our revenues.

Successful History of Organic Growth, Expansion into New Markets and Development of New Products

Since July 1, 2009, we have entered six new countries, opened 354 new retail locations and acquired 232 retail locations through acquisitions. During the same period, we added gold buying and secured pawn lending to our product offerings and began offering online loans in the United Kingdom in 2009. Revenue from our eCommerce segment has grown to $243.6 million as of the twelve month period ended March 31, 2014, from zero revenues, in fiscal 2008. Additionally, we have experienced a compound annual growth rate of 6% in our retail segment during the same period. We believe our ability to grow organically in existing markets, efficiently enter new markets and rapidly develop new products well positions us to continue serving our diverse customer base as their preferences and needs continue to evolve.

Established Business with Significant Scale and Strong Cash Flow Profile

We have an attractive business model as one of the largest global consumer finance companies in our industry. Our business has historically produced significant free cash flow with limited maintenance capital expenditure requirements. During the twelve month period ended March 31, 2014, we generated $193.5 million of adjusted EBITDA with limited maintenance capital expenditure. Our business has also been resilient in economic downturns as we were able to grow our revenue and adjusted EBITDA through the recession of 2008 and 2009. We use our significant cash flow for debt service as well as capital to grow our business organically and through acquisitions.

Underwriting, Systems and Loan Servicing

We have a proprietary credit scoring model and nuanced customer lending criteria that are tailored to each of the products we offer and geographies we serve, allowing us to effectively underwrite the unique risk profile of our customer base. Similarly, our point-of-sale systems and operating policies are specifically designed to facilitate compliance with all applicable regulatory requirements in each of the jurisdictions in which we operate. Additionally, our models are designed to provide management with rapid access to credit scoring data, as well as the ability to promptly adjust loan underwriting. We operate through centralized collection facilities in each core country, which we believe enables us to maintain consistent and efficient collections and to monitor and adjust our collection practices while allowing store employees to focus on customer service, resulting in greater customer loyalty.

Proven Ability to Navigate Complex Regulatory Environments

We take a leadership position in our industry to promote fair and equitable practices among the members of our industry, and strive to be an industry leader in regulatory compliance. We maintain active dialogue and working relationships with the regulatory agencies with oversight for our markets and products. As new regulations have been implemented across several of the regions in which we operate, we have successfully adapted and often gained market share. This typically occurs as smaller companies are unable to either adapt to the new regulations or are unwilling or unable to incur the additional costs needed to comply. Following regulatory changes in Canada in 2009 and 2010, we were able to capture significant market share and grew Canadian revenue from $147 million in fiscal 2008 to $319.2 million during the twelve month period ended March 31, 2014. Similarly, we believe the changing regulatory environment in the United Kingdom may provide an opportunity for us to increase market share over time. We believe the new lending requirements in the United Kingdom may benefit lenders that have developed more robust underwriting, compliance and collections practices. We have made significant investments to comply with the recent regulations, including expanding collection and call center facilities, upgrading technology to support traditional collection practices and recruiting highly experienced personnel in the United Kingdom.

Deep Management Team Supported by Leading Financial Sponsor

We have a highly experienced and motivated management team at both the corporate and operational levels. Our executive officers and senior management team have long tenure including extensive experience in the financial services industry and multi-unit retail operations. Our management has been instrumental in managing our business to adapt to evolving regulatory environments across geographies. Collectively, this team has demonstrated the ability to grow our business through operational leadership, strategic vision and experience in selecting and integrating acquisitions. Following the Merger, we will benefit from the support of Lone Star, a global private equity firm with affiliate offices in North America, Europe, and Asia that has made more 380 investments in over 1,100 transactions at an aggregate purchase price of more than $98 billion since the establishment of its first fund in 1995. We expect to benefit from access to a broad potential acquisition pipeline from Lone Star’s global origination network and Lone Star’s ability to help us evaluate and execute on opportunistic acquisitions, allowing management to focus on the business operations.

Our Strategy

Our business strategy is designed to capitalize on our competitive strengths and enhance our leading position in each of the markets in which we operate, to enter new markets and to strengthen our overall business. Key elements of our strategy include:

Continue to Grow Our Retail Network and Market Share

We intend to continue to grow our store network through de novo store development and key acquisitions while adhering to a disciplined selection process. Since 1990, we have completed more than 100 acquisitions worldwide that have added over 900 company-owned financial services stores to our network, as well as new products, lending and other services platforms and expanded into additional countries, generally with a focus on serving the service sector workforce, small businesses and underbanked consumers.

Channel Diversification

In addition to expanding our network of financial services stores, we also intend to continue our efforts to diversify into new business lines and financial platform delivery methods that complement our existing businesses. In fiscal 2012 and 2013, we leveraged the Internet lending platform of DFC Nordic and our other credit analytics knowledge and technology capabilities to offer Internet lending in Poland, the Czech Republic and Spain. We believe we can further capitalize on this expertise and expand our Internet lending business to other countries.

Introduction of Related Products and Services

We strive to offer a broad range of products and services that enable our customers to manage their personal finances more effectively, and we continue to expand our service offerings to our customers. For example, during fiscal 2009, we began providing gold buying services in the United Kingdom, and expanded these services to Canada and the United States in fiscal 2010. In fiscal 2012, we introduced secured pawn lending in certain of our Canadian retail stores and have expanded our Canadian pawn lending to approximately 200 retail locations with further growth expected in fiscal 2014. Also in 2013, we began offering secured pawn lending on gold jewelry as a pilot in our US retail stores and have expanded that product offering to 36 stores. Our broad product and geographic mix provides a diverse stream of revenue growth opportunities that we believe distinguishes us from others in our industry.

Maintain our Customer-Driven Retail Philosophy

We strive to maintain our customer-service-oriented approach and to meet the basic and diversified financial service needs of our customers. We believe our approach differentiates us from many of our competitors and is a key tenet of our employee training programs. In our retail locations, we offer extended operating hours in clean, attractive and secure store locations to enhance appeal and stimulate store traffic. In certain locations, we operate stores that are open 24 hours a day. Our Internet lending operations offer customers additional access to our unsecured short-term consumer loan and other products.

Industry Leadership

We work to promote fair and equitable practices among the members of our industry, and strive to be an industry leader in regulatory compliance. We take an active leadership role in numerous trade organizations in most of the jurisdictions in which we operate that represent our industry interests, promote best practices within the industry and foster strong working relationships with regulatory agencies with oversight for our markets and products. We are currently members of Consumer Finance Association, Consumer Credit Trade Association, the Credit Services Association and the National Pawn Association in the United Kingdom; the Canadian Payday Loan Association, the Community Financial Services Association of America; the Conference of Financial Companies in Poland; and Svenska Pantbanksföreningen (Swedish Pawnbroker Association) in Sweden. Each of these organizations has adopted a code of conduct or practice among its members designed to promote responsible lending practices in the consumer and pawn loan industries and to ensure that customers have complete information about their loan and are treated fairly and in compliance with the laws applicable to their loan. We strive to strictly adhere to each of those codes, and actively support and monitor the compliance of other group members with those guidelines.

Our Products and Services

The following chart illustrates our consolidated revenue from each of our products and services, as a percentage of total consolidated revenue, for the twelve month period ended March 31, 2014:

For more information regarding our revenue by product, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Form 10-K for the year ended June 30, 2013 and in our subsequent Form 10-Q, our June 30, 2013 audited consolidated financial statements and note 12 to our March 31, 2014 interim unaudited consolidated financial statements.

Unsecured Consumer Loans

We originate unsecured short-term consumer loans at most of our retail financial service locations in the United Kingdom, Canada, the United States and Poland. We also offer unsecured short-term consumer loans via the Internet in the United Kingdom (where we also offer an installment loan product), Sweden, Poland, Spain and the Czech Republic, as well as in the Provinces of Ontario, Alberta, Nova Scotia, Saskatchewan and British Columbia in Canada. Internet-originated loans are made by directing the customer to one of our websites, generally through direct and indirect online marketing. The average principal amount of unsecured short-term consumer loans originated across all of our business units globally is $500 or less. For the twelve month period ended March 31, 2014, we generated total revenues from unsecured consumer loans of $677.3 million.

The following table presents the aggregate principal amount of unsecured short-term consumer loans originated by each of our reportable segments during our last three fiscal years, including renewals and extensions of existing loans as separate transactions:

	Year Ended June 30,
	2011	2012	2013
eCommerce	$340.3	$985.7	$1,021.6
Canada Retail	876.4	893.0	922.9
Europe Retail	511.1	603.9	648.7
United States Retail	480.8	507.6	533.6

Total	$2,208.6	$2,990.2	$3,126.8

(in millions)

For fiscal 2012 and 2013, we generated total revenues from unsecured consumer loans of $645.9 million and $728.3 million, respectively, and for the twelve months ended March 31, 2013 and 2014, we generated total revenues from unsecured consumer loans of $716.0 million and $677.3 million, respectively.

Our unsecured short-term consumer loan products provide customers with cash in exchange for a promissory note or other repayment agreement supported, in most cases, by the customer’s personal check or an authorization to debit the customer’s bank account for the amount due. The customer may repay the loan in cash or by allowing the check to be presented for payment by manual deposit or an electronic debit to the customer’s bank account for the amount due.

Substantially all of our unsecured short-term consumer loans have a term of 45 days or less, with an average term of 25 days for loans originated on a consolidated basis during our fiscal year ended June 30, 2013. In our primary markets in the United Kingdom, Canada and the United States, the term of an unsecured short-term consumer loan generally correlates to the customer’s next payday. In Europe, our customers are typically paid on a monthly basis, while customers in Canada and the United States are most often paid bi-weekly. As a result, loans that we originate in Canada and the United States generally are approximately 14 days in length, while in Europe loan terms are typically about 30 days in duration.

The average principal amount of unsecured consumer loans originated across all of our business units globally is $500 or less. In most of the markets in which we operate, we charge a single fixed fee for the initial term of our unsecured short-term consumer loan products, which in most cases is assessed as a percentage of the principal amount of the loan and which does not vary based upon the duration or term of the loan. In some states in the United States, we charge interest on the principal amount lent as well as additional transaction or origination fees, consistent with applicable law. For the initial term, our loan fees, on a consolidated basis across all of our business units, range from approximately $13 to $34 per $100 lent.

We bear the entire risk of loss related to the unsecured short-term consumer loans that we originate. We manage our underwriting risk with respect to our unsecured loan portfolio on a global, as well as a business unit, basis. Our global and local credit groups, comprised of experienced and highly educated individuals in academic fields such as finance, statistics, mathematics and economics, are responsible for monitoring customer loan and collections performance using real-time lending and collections performance data. In conjunction with local business unit expertise, our credit groups continually revise our lending criteria and customer scoring models based on current customer and economic trends, and have the ultimate ability to implement changes to business unit point-of-sale systems as necessary.

Customer information is automatically, in our online businesses, and, manually, in our retail businesses, screened for legal age, employment, income and expenditure levels, ownership of a bank account, residence in the jurisdiction in which a loan is originated and fraud. Based on this information and additional derived indicators, a loan application is systematically reviewed using our proprietary scoring systems and criteria to approve a requested loan amount with respect to, or otherwise to decline, the application. In some cases, additional information may be required from the applicant prior to making a loan decision. Additional derived indicators include information obtained from internally collected data on customers’ behavior, as well as data from third-party credit reporting services such as TransUnion, Experian, Equifax and CallCredit.

We have developed proprietary predictive scoring models for our businesses which employ advanced statistical methods that incorporate the performance of our loan portfolio over our history in order to ensure systematic compliance and standards are applied to applicants. Upon initial qualification, we apply those predictive scoring models to offer our customers unsecured loans in an appropriate amount to enhance their affordability and their likelihood to repay their loans. Furthermore, in some jurisdictions in which we operate, such as in several US states and Canadian provinces, maximum loan amounts are determined by local law and regulations based on a customer’s income level. Once a loan is approved, the customer agrees to the terms of the loan and the amount borrowed is typically paid to the customer in cash or, in the case of Internet-based loans, directly deposited into the customer’s bank account.

Where concurrent loans to a single customer are prohibited by law (such as in Canada and in most states in which we operate in the United States), and otherwise as a part of the underwriting processes that we employ in all of our business units outside the United Kingdom, we do not permit customers to have more than one unsecured short-term consumer loan outstanding with us at the same time.

In the United Kingdom, each of our retail and online business units either limit a customer to one outstanding loan at any given time, or offer a customer credit up to a fixed credit limit, allowing that customer to enter into one or more concurrent loans with an aggregate principal amount not exceeding that credit limit. It is possible for a customer to have loans with more than one of our UK-based retail and online business units at the same time. The application for a new loan by a customer who currently has a loan outstanding with one of our businesses in the United Kingdom is evaluated within our normal underwriting criteria (including review of the customer’s credit report), which depending on the information provided by the customer in response to its affordability assessment, may or may not take into account the customer’s current aggregate indebtedness to us across our UK businesses.

Where permitted by applicable law, we generally allow customers to repay a loan on or before its due date, and then to enter into a subsequent new loan with us, provided that the prior loan is repaid with the customer’s own funds, and not with the proceeds of another loan made by us. Consequently, a customer may have a consecutive series of short-term loans with us for the same amount and otherwise on nearly identical terms that together extend over many months as a result of repaying one loan and immediately taking out another loan. We categorize each such transaction as a separate and distinct loan, even when the transactions are virtually simultaneous and the amount and the terms are identical.

Where permitted by law, our customers may choose to “roll over” or extend the duration of a loan on or before its due date for an additional term, without any other change in the credit terms of the loan, by agreeing to pay the current finance charge. Rollovers are prohibited under applicable Canadian law, and we therefore do not permit our Canadian customers to extend the terms of their loans for any reason (other than a limited exception in British Columbia for extended payment plans under certain circumstances). Similarly, we do not offer customers of our US businesses the option to extend the terms of their loans other than in the 14 retail stores that we operate in Louisiana (which allows for the extension of a loan upon the payment by the customer of at least 25% of the outstanding principal amount plus accrued financing charges), Alaska (which allows for up to two extensions of a single payment loan), and Missouri (which by law requires us to allow a customer to renew a loan up to 6 times upon a minimum payment of 5% of the outstanding principal amount).

Although our retail and online business units in the United Kingdom have historically permitted customers to roll over or extend the duration of unsecured loans based upon differing criteria, effective November 26, 2012, all of our UK business began adhering to an underwriting policy (required as of such date under the code of conduct of the Consumer Finance Association, of which we are a charter member) allowing a customer to roll over or extend the duration of a loan on no more than three occasions upon the payment of only the accrued and outstanding finance charges as of the time of the extension, and subject to affordability testing for each subsequent loan.

Our online business in Sweden also allows customers, upon the payment of all accrued but unpaid finance charges plus an additional finance charge, to extend the term of a loan for one additional period (typically 14 days). Our online business in Finland, which offered short-term consumer loans until May 31, 2013, adhered to this practice as well.

Our longer-term unsecured loans in Poland include a convenient in-home servicing feature, whereby loan disbursement and collection activities take place in the customer’s home according to a mutually agreed upon and pre-arranged schedule. The in-home loan servicing concept is well-established and accepted within Poland and Eastern Europe. Customer sales and service activities are managed through an extensive network of local commission based representatives and market managers across ten provinces in northern and western Poland.

We do not track on a consolidated basis across all of our business units the number or principal amount of unsecured consumer loans which are rolled over or extended or paid and replaced with a new loan, as we consider the aggregate dollar amount of all loans originated or outstanding, whether on a consolidated basis or in a particular reportable segment, as well as the default rates on our loans, to be more meaningful financial metrics for the management of our business. We do, however, consider a customer’s history with us when making an underwriting decision regarding a new loan to that customer.

We consider customers who have remained current in their obligations with us, whether by repaying their loans within the original terms or, where permitted by law, by rolling over or extending the terms of their loans upon payment of the outstanding fees, to be in good standing with us, and we will generally lend increasingly larger principal amounts to such repeat customers. Conversely, we lend smaller principal amounts to new customers, with whom we have no prior history and for whom we typically experience higher default rates.

Collection activities are, however, an important aspect of our global operations, particularly with respect to our unsecured short-term consumer loan products due to the number of loans in default.

We operate centralized collection centers to coordinate a consistent approach to customer service, ensure local regulatory compliance and leverage advanced technology collection tools in each of our markets. We use automated payment methods, such as continuous payment authority and ACH debits of customer’s accounts, for both on-time payments by customers and for delinquent accounts; however, the permitted use of these automated methods in the UK has been strictly limited by regulation. We use a variety of collection strategies to satisfy a delinquent loan, such as readily accepting local consumer hardship programs, in-house settlements and payment plans. Call center employees contact customers following the first missed payment and periodically thereafter in compliance with applicable law. Our primary methods of contacting customers with loans in default are through phone calls and correspondence. In some instances, we sell loans that we are unable to collect to debt collection companies.

As of March 31, 2014, we had approximately $220.2 million of unsecured consumer loans outstanding and $118.9 million of unsecured consumer loans that were considered to be in default (which excludes loans that have been charged off the balance sheet). The amount of loans considered to be in default represents 35.1% of all unsecured consumer loans as of March 31, 2014. Because our revenue from our global consumer lending activities is generated through a high volume of small-value financial transactions, our exposure to loss from a single customer transaction is minimal.

Secured Pawn Lending

We offer secured pawn loans through our retail stores in Sweden, Finland, Spain and Romania, at most of our retail locations in the United Kingdom, approximately 200 retail locations in Canada and over 30 retail locations in the

United States. We also operate four traditional pawn shops in Edinburgh and Glasgow, Scotland, and nine high-end pawn shops in London and other major cities in the United Kingdom, at one location in Madrid, Spain, and in one location in New York City, under the Suttons & Robertsons brand specializing in high value gold jewelry, watches and diamonds. As of March 31, 2014, we had approximately $153.4 million of outstanding secured pawn loans, net, and for the twelve month period ended March 31, 2014, we generated total revenues from secured pawn lending of $89.9 million.

When receiving a pawn loan, a customer pledges personal property to us as security for the loan. We deliver a pawn transaction agreement to the customer, along with the proceeds of the loan. The customer agrees to pay a finance and service charge to compensate us for the use of the funds loaned and to cover direct operating expenses related to the pawn transaction. The finance and service charge is typically calculated as a percentage of the pawn loan amount based on the size and duration of the transaction, as permitted by applicable law. If the customer does not repay the loan and redeem the property, the customer forfeits the property to us, and we dispose of the property. We do not have recourse against the customer for the pawn loan. We rely on the disposition of the pawned property to recover the principal amount of an unpaid loan, plus a yield on the investment. As a result, the customer’s creditworthiness is not a significant factor in the loan decision, and a decision not to redeem pawned property does not affect the customer’s personal credit status.

Depending on location, we estimate that over 80% of the items pawned to us are gold-based items such as jewelry, and have a per item fair value of approximately $500 to $1,000, with the exception of our Suttons & Robertsons business in the United Kingdom, which accepts pledges that are significantly in excess of that amount, with fair values of up to GBP 1.0 million. We have in-store testing equipment to evaluate the purity and weight of the gold items presented for pawn which we believe allows us to obtain a higher level of certainty regarding the pledged item’s fair value. The amount actually loaned in a pawn lending transaction is based on the fair value of the pledged item, and is generally 50% to 80% of the appraised fair value of the pledged item. This variability is due to a variety of factors, including the potential for decreases in the appraised value and individual market conditions. The average term of a pawn loan is six months or less.

Our historical redemption rate on pawn loans on a global basis is in excess of 80%, which means that for more than 80% of our pawn loans, the customer pays back the amount borrowed, plus interest and fees, and we return the pledged item to the customer. In the instance where the customer fails to reclaim his or her property by repaying the loan, the pledged item is, within several weeks of the customer’s default, sold at auction or to a smelter, or offered for sale in our retail stores or through wholesalers. To the extent that the amount received upon such sale is in excess of the original loan principal plus accrued interest and fees, we return that excess amount received over and above our recorded asset to the customer in accordance with applicable law.

The following chart illustrates our global loan portfolio by region, as a percentage of total loans receivable, as of March 31, 2014:

Check Cashing

Customers may cash all types of checks at our check cashing locations, including payroll checks, insurance proceeds checks, government checks and personal checks. In exchange for a verified check, customers receive cash immediately and do not have to wait several days for the check to clear a bank. Customers are charged a fee for this service, which is typically calculated as a percentage of the face value of the check. The fee varies depending on the size and type of check cashed, regulatory requirements, and the customer’s check cashing history at our stores. For the twelve month period ended March 31, 2014, we generated revenue from check cashing of $120.2 million.

The number and aggregate face value of checks that we have cashed at our stores has continued to decline in recent years in all of our core markets. As pointed out in a study by the US Federal Reserve Board, electronic payments are replacing a portion of the paper checks of the types historically cashed by our customers. Moreover, we believe that recent global economic challenges, including recession and continued volatility, which have affected all of the countries in which we operate, and continuing high unemployment rates, have significantly contributed to the decline in our check cashing business. In response to these developments, we are increasingly focusing on cashing payroll and commercial checks, which tend to have higher face values and therefore result in higher check cashing fees than personal and government checks.

For fiscal 2012 and fiscal 2013, we generated revenue from check cashing of $138.7 million and $128.0 million, respectively, and for the twelve months ended March 31, 2013 and 2014, we generated total revenues from check cashing of $129.9 million and $120.2 million, respectively.

Other Retail Services and Products

In addition to unsecured short-term consumer loans, secured pawn lending and check cashing services, we offer our customers a variety of financial and other products and services at our retail financial services locations. These services, which vary from store to store, include Western Union money order and money transfer products, gold buying, foreign currency exchange and reloadable VISA® or MasterCard® prepaid debit cards.

Money Transfers. Through a strategic alliance with Western Union in Europe, Canada, and the United States, our customers can transfer funds to or from any location in the world providing Western Union money transfer services. Western Union currently has approximately 520,000 agents in more than 200 countries throughout the world. We receive a percentage of the commission charged by Western Union for each money transfer transaction. For fiscal 2012 and fiscal 2013, we generated revenue from money transfers of $38.4 million and $36.7 million, respectively, primarily at our retail financial services stores in the United Kingdom, Canada, and the United States. For the twelve months ended March 31, 2013 and 2014, we generated revenue from money transfers of $37.5 million and $34.9 million, respectively.

Gold Buying. In a majority of our retail financial services stores, we purchase gold and other precious metals from customers, typically in the form of jewelry, and sell these items to smelters or other third parties or, in the case of jewelry and other marketable items, offer them for retail sale in certain of our stores. For fiscal 2012 and fiscal 2013, we generated revenue from gold and other metals purchases of $70.9 million and $63.3 million, respectively. For the twelve months ended March 31, 2013 and 2014, we generated revenue from gold and other metals purchases of $69.4 million and $43.6 million, respectively.

Foreign Currency Exchange. We offer foreign exchange services in many of our retail financial services stores. We derive foreign currency exchange revenues through the charging of a transaction fee, as well as from the margin earned from purchasing foreign currency at wholesale exchange rates and buying and selling foreign currency to customers at retail exchange rates. For fiscal 2012 and fiscal 2013, we generated revenue from foreign currency exchange of $20.6 million and $24.4 million, respectively. For the twelve months ended March 31, 2013 and 2014, we generated revenue from foreign currency exchange of $23.8 million and $26.7 million, respectively.

Prepaid Debit Cards. We offer reloadable Visa-branded prepaid debit cards in Canada and the United States, and Visa or MasterCard-branded prepaid debit cards in the United Kingdom, in each case as an agent for third party issuing banks. For fiscal 2012 and fiscal 2013, we generated revenue from prepaid debit card sales of $20.9 million and $18.5 million, respectively. For the twelve months ended March 31, 2013 and 2014, we generated revenue from prepaid debit card sales of $19.2 million and $16.1 million, respectively.

Competition

We face significant competition in each of the countries in which we operate, and for each of the services and products that we offer in those countries. Our industry includes companies that offer automated check cashing machines and franchised kiosk units that provide check cashing and money order services to customers, which can be located in places such as convenience stores, bank lobbies, grocery stores, discount retailers and shopping malls, and we compete with Internet-based financial services providers as well. There are a number of factors influencing customers’ selection of a financial services company in our industry, including, principally, convenience, hours of operations, accessibility, speed of access to funds and other aspects of customer service, as well as the pricing of products and services.

Because we currently operate in ten countries, and intend to enter into additional markets, we face different competitive conditions across our operations. Competition is driven in part by the demographics of the potential customer base in each market, laws and regulations affecting the products and services we offer in a particular country or regional jurisdiction, platforms from which services are provided, and socio-economic factors present in each market.

Current trade association information indicates that the United Kingdom market for small, unsecured short-term consumer loans is served by approximately 1,200 retail store locations, which include check cashers, pawn brokers and home-collected credit companies, in addition to approximately 50 lenders offering loans online. Barriers to entry for new non-bank lenders are low, particularly for new online lenders who may use third-party generated leads and technology, and outsourced back-office support.

The finalization of provincial regulations in Canada for unsecured short-term consumer loans has caused certain existing competitors to expand their operations and some US-based competitors have entered the Canadian market. Notwithstanding this increased competition, we believe that the size of our store network and strength of our brands in Canada, as well as the regulations adopted by a majority of the Canadian provinces in which we do business, including Ontario, British Columbia and Alberta, present an opportunity to leverage our multi-product retail platform and to improve our share of the Canadian market.

In the United States, our industry is highly fragmented. According to Financial Service Centers of America, Inc., currently there are approximately 13,000 neighborhood financial service centers. There are several public companies in the United States with large networks of stores offering unsecured short-term loans, as well as several large pawn shop chains offering such loans in their store networks in the United States. Like check cashing, there are also many local chains and single-unit operators offering single-payment consumer loans as their principal business product.

In Sweden, we believe that the market for pawn lending currently includes approximately 60 stores. We believe the Finnish market for pawn lending industry includes approximately 30 stores. Short-term unsecured consumer lending in Finland has been generally curtailed due to regulatory changes effective June 1, 2013, however, there were previously approximately ten to 20 Internet-based unsecured short-term consumer lending competitors of ours and we believe that some of those former competitors, like us, are seeking to introduce new products that meet the new regulatory requirements.

In Spain, where our business is focused on pawn-lending and gold buying, the industry is also fragmented. Pawn-lending has deep historic and cultural roots in Spain, and the business has grown due to the country’s economic uncertainty and the population’s need for cash. Our main competitor is the Montes de Piedad, owned by the second largest social bank in Spain, and there are also many independent and small chain gold traders and pawnbroking operators in the country. The pawnbroking and gold buying industry in Romania is similarly fragmented, with the vast majority of operators being independent, small shops or chains.

In countries other than the United Kingdom and Canada where we currently offer short-term consumer loans through the Internet, namely Poland, the Czech Republic and Spain, the competitive landscape in these online markets generally consists of 10-20 lenders offering similar products. In addition, there are several competitors offering longer-term consumer lending products and alternative financial products. Many of our competitors are active across all three markets. We believe that these markets remain underdeveloped and additional competitors will seek entry into the short-term consumer lending space. However, we anticipate that the combination of our technology, online marketing experience, operational capabilities and ability to leverage centralized groups for support will allow us to obtain market share.

Generally, in addition to other check cashing stores, consumer lending stores and other financial services platforms (including those offering home credit products, rent-to-own products and title or logbook loans) in the countries in which we operate, our competitors include banks and other financial services entities, as well as retail businesses, such as grocery and liquor stores, which often cash checks for their customers. Some competitors, primarily grocery stores, do not charge a fee to cash a check. However, these merchants generally provide this service to certain customers with solid credit ratings or for checks issued by highly recognized companies, or those written on the customer’s account and made payable to the store.

Regulation

We are subject to regulation by foreign, federal, state and other local governments that affects the products and services we provide. In general, this regulation is designed to protect consumers who deal with us and not to protect the holders of our securities, including our common stock. In particular, we are subject to the regulations described below as well as regulations governing currency reporting, privacy and other matters described in “Risk Factors.” We work to promote fair and equitable practices among the members of our industry, and strive to be an industry leader in promoting regulatory compliance.

Consumer Lending

United Kingdom

As a provider of high cost short term credit lending in the United Kingdom, we now operate in a highly regulated industry, as the industry is currently undergoing a process of substantial regulatory change. Consumer lending, debt collection and related credit brokerage and administration services are all services for which an authorization and a license is necessary, and the regulatory regime governing these activities is in the process of change, introducing new and potentially more onerous requirements and oversight.

Prior to April 1, 2014, in the United Kingdom, our consumer lending activities were primarily regulated by the OFT, which was responsible for licensing and regulating companies that offer consumer credit. Effective April 1, 2014, the OFT transferred regulatory authority over the consumer credit industry to the new FCA. The FCA is now the regulator for, among others, credit card issuers, payday loan companies, pawn brokers, rent-to-own companies, debt management and collection firms and providers of debt advice. The FCA is also responsible for regulating and setting conduct standards for banks, credit unions and similar institutions. The transition to the FCA is intended to facilitate stronger consumer protection through enhanced supervision and enforcement powers, at the same time as creating more flexibility to allow the FCA to regulate the diverse business types in the consumer credit sector in a proportionate manner.

FCA Regulatory Regime

This transfer of statutory responsibility means that firms such as us, which carry out regulated consumer credit activities, now need to be authorized by the FCA to do so (instead of being licensed by the Office of Fair Trading, as was formerly the case). The types of activity for which a license is required will remain generally unchanged.

The transition will, however, mean that we will become subject to a new statutory regime under the statutory umbrella of the Financial Services and Markets Act 2000 (“FSMA”). The FSMA and its related secondary legislation is supported by the detailed FCA Handbook of Rules and Guidance and the associated FCA supervision and enforcement powers. As a result, the future regulation of consumer credit activity will be aligned in large part with the current regulatory regime for banks, insurance and investment firms. At the same time, however, many of the specific statutory requirements governing consumer credit activity under the pre-existing Consumer Credit Act 1974, as amended (the “CCA”) will continue to co-exist alongside the FSMA regime—with the FCA assuming the Office of Fair Trading’s former responsibility regarding enforcement of this legislation.

As a result of the transfer of the now-defunct Financial Services Authority’s functions to the FCA and the Prudential Regulation Authority (with the latter’s responsibilities confined mainly to banking and insurance), the FCA has been granted enhanced enforcement powers and is expected to take a more proactive and interventionist approach to regulation and enforcement than its predecessor.

Under the new FCA regime, historical requirements applicable to us will continue to apply under the CCA, along with new requirements deriving from the FSMA and the FCA’s Handbook of Rules and Guidance (the “FCA Rules”). In the latter case, many of the new FCA requirements are similar to those that apply already to banks and other regulated financial services firms. In addition, the FCA has created a new sector-specific “CONC” Rulebook (the “Rulebook”), which applies specifically to consumer credit firms such as ourselves. Among other things, this Rulebook incorporates some of the previous CCA provisions and historic Office of Fair Trading guidance. The FCA’s stated general approach to retaining Office of Fair Trading guidance has been to carry this across to the FCA rules in substantially the same form and with substantially the same effect as previously.

In addition to CCA/Office of Fair Trading provisions applicable by the FCA, we will ultimately become subject to a large number of new rules. In particular, we will become subject to various detailed conduct of business obligations, as well as requirements for individual FCA assessment and approval from a fitness and propriety perspective of the firm’s senior management and controllers.

License Types and New Rules Applicable

As part of its new supervisory role in the consumer credit industry, the FCA will classify consumer credit firms into lower and higher risk categories, depending on the types of activities provided. Further firm-specific sub-classification by the FCA will determine the level of supervisory scrutiny to which individual consumer credit firms are subject.

Our activities place us in a category requiring application of the full range of FCA requirements relevant to our activities. In high level terms, the key areas of FCA regulation that apply, or will apply, to us under the FCA regime include:

•	high level “Threshold Conditions” for authorization (including adequate resources and “suitability” of firms and their affiliates from a fitness and propriety perspective);

•	high level “Principles for Businesses” (breach of which is enforceable by FCA fines and other enforcement actions);

•	systems and controls, including Governance, record keeping, conflicts of interest management and internal audit (some of which will apply as guidance rather than mandatory rules);

•	approved persons (that is, directors and other senior management/key staff requiring individual FCA approval and being subject at an individual level to FCA Principles and enforcement powers);

•	controllers (major shareholders and others) to be FCA approved;

•	auditors;

•	consumer credit conduct of business and marketing (incorporating current FCA/CCA rules);

•	regulatory reporting;

•	complaints handling;

•	financial crime/AML; and

•	FCA enforcement powers.

Certain requirements, in particular those around approval of individual managers and controllers, will only apply following the expiry of the interim permission regime identified below. Other obligations apply now, including the obligation to comply with the FCA’s Principles for Businesses (the “Principles”), which include the obligation of a firm to “pay due regard to the interests of its customers and treat them fairly.” This Principle is supported by detailed FCA guidance on “Treating Customers Fairly” (“TCF”), which sets out the FCA’s expectations in relation to a regulated business treatment of its customers, which are similar to the rules governing fair treatment of debtors under the previously applicable Office of Fair Trading’s Debt Collection Guidance.

The FCA has the power to take enforcement action against a firm and/or its individual management for breach of one or more of the Principles, which may result in the imposition of substantial fines. Breach of certain requirements under the FSMA also carries potential criminal liability.

Transitional Arrangements

The FCA has provided for certain phase-in arrangements in order to enable existing consumer credit providers such as ourselves to manage the transition from Office of Fair Trading regulation more effectively.

First, the FCA has confirmed that there will be a 6-month partial grace period until September 2014 in relation to requirements transposed from the historic Office of Fair Trading/Consumer Credit Act regime, during which time the FCA will not take action against firms for breaches of the new FCA conduct of business rules if the firms can demonstrate that they are acting in accordance with a corresponding rule or guidance from the previous regime, which is the same in substance as the FCA equivalent.

Second, to enable firms already carrying out regulated credit activities to manage the transition with minimal disruption, an FCA “interim permission” regime has been put place from April 1, 2014 and April 1, 2016. We have already obtained an interim permission from the FCA to continue to carry out the following regulated activities:

•	consumer credit business (that is, lending or assuming the rights of a lender under a regulated credit agreement);

•	credit brokerage;

•	credit information services (excluding credit repair);

•	debt administration; and

•	debt collecting.

Our valid interim permission enables us to continue to carry out our current activities during this interim period without having to make an immediate authorization application to the FCA, and provides a partial grace period during which some of the FCA requirements that will ultimately apply to us are disapplied or modified during this interim phase.

The FCA has split firms into “application periods” between October 2014 and April 2016. We have been informed by the FCA that our application period will be from December 1, 2014 to February 28, 2015. The interim permission regime will apply to us until the FCA makes its final decision on our application for FCA authorization. The FCA is under a statutory obligation to inform us of its decision within six months from the date we submit our application for FCA authorization. Any decision by us to add additional activities to our interim permission will also trigger the requirement to apply for full authorization from the FCA, thus accelerating the timetable for completing an FCA application and being fully compliant with the FCA regime.

Further Ongoing Statutory Obligations

As noted above, many of the provisions of the pre-existing statutory regime under the CCA and related secondary legislation, will continue to apply to our business and our relationships with consumers, notwithstanding the transition to the FCA and the various new requirements introduced as a result. Although this summary does not purport to provide a full description of all such current or future requirements, a key ongoing area of responsibility for any properly regulated debt collection business arises under the Unfair Terms in Consumer Contracts Regulations 1999 (as amended, the “UTCCRs”), and as a result of the interaction of the UTCCRs with the CCA. This is also an area of the law in which further regulatory changes are anticipated in the medium-term.

Both the CCA and the UTCCRs set out specific requirements for the entry into and ongoing management of consumer credit arrangements.

The legislation includes both prescriptive and generic provisions on the terms of consumer credit agreements, the advertising of consumer credit services, and what constitutes, and the consequences of, any unfair relationships and unfair terms. This legislation applies both to our activities and to those of any initial credit provider with which we have a relationship. The principal aim of the legislation is consumer protection. These legal requirements oblige creditors, among other things, to:

•	provide customers with credit agreement documentation, containing prescribed provisions, at the outset;

•	enable customers to obtain copies of credit agreement documentation;

•	provide customers with prescribed forms of post-contractual notices at prescribed periods;

•	not take certain recovery, collection or enforcement action unless prescribed forms of post contractual notices have been served and a prescribed period of time has elapsed;

•	ensure that an “unfair relationship” does not arise between the creditor and the customer during the term of the credit agreement; and

•	ensure that their credit agreements do not contain unfair terms (any unfair terms are not binding on the customer).

Under the CCA, a customer may request a court to determine whether there has been an “unfair relationship” between the customer and the lender. There are extensive and onerous requirements that apply when such a determination is made, and the burden of proof is on a lender to prove that an unfair relationship does not exist.

To the extent that the credit agreement is regulated by the CCA or treated as such, the credit agreement may be deemed unenforceable against the debtor if the lender does not hold the required consumer credit license at the point when the agreement is made. A credit agreement may also be unenforceable in whole or in part in cases where the lender fails to comply with certain other prescribed requirements of the CCA in relation to the content and process governing regulated credit agreements. The UTCCRs apply to agreements entered into with a consumer on or after July 1, 1995 and may affect our ability to seek enforcement of certain terms of its customers’ original contracts, such as rights of the lender to vary the interest rate and certain terms imposing early repayment charges and terms which give the lender a unilateral right to vary the contract or interpret any term of the contract. In light of the broad and general wording of the UTCCRs which makes any assessment of the fairness of terms largely subjective, it is difficult to predict whether or not a court would find a term to be unfair. It is therefore possible that any credit agreement that has been made or may be made to customers covered by the UTCCRs may contain terms that are, if challenged, found to be unfair, which may result in the possible unenforceability of such terms of such credit agreement.

This may also result in enforcement by the FCA either for breach of specific CCA or UTCCRs requirements and/or non-compliance with the FCA’s TCF or other Principles. A credit agreement may also be deemed to be unenforceable in whole or in part in cases where the lender fails to comply with certain other prescribed requirements of the CCA in relation to the content of and process governing regulated credit agreements.

On June 12, 2013, the Department for Business Innovation & Skills published the draft Consumer Rights Bill for pre-legislative scrutiny. Following this scrutiny, on January 23, 2014, the Consumer Rights Bill (the “Consumer Rights Bill”) was formally introduced to the House of Commons to begin its Parliamentary passage. The adoption of the Consumer Rights Bill would result in a reform of consumer law in the United Kingdom including the revocation of the UTCCRs. The substantive provisions of the UTCCRs have, however, been retained in the draft Consumer Rights Bill, which aims to merge the provisions of the UTCCR’s with the provisions of the (wider scope) Unfair Conduct Terms Act 1977 to consolidate and clarify the two regimes. The proposals would also extend the scope of the regulatory regime on unfair terms in part to “consumer notices” provided by the service provider, and would introduce various additional clarificatory provisions, consistent with proposals made by the Law Commission. The Consumer Rights Bill is currently making its passage through Parliament and is expected to come into force in 2015.

In October 2013, the FCA issued a consultation paper addressing how it proposed to regulate the consumer credit industry when it assumed regulatory authority on April 1, 2014. Although the positions announced in the consultation paper were not yet binding on the industry, they provided an indication of the positions that could be included in final FCA action, including significant changes in the marketing of short-term credit products and other marketing practices for lenders in our industry, as well as stricter affordability assessment requirements (effective April 1, 2014) and limitations on the number of loan rollovers to two and the number of times a lender can use continuous payment authority to collect an overdue account to two (effective July 1, 2014). On February 28, 2014, the FCA published its Handbook, which confirmed and clarified the final form of the rules and limitations to which we would be subject under the FCA authority in the UK. Among other things, the Handbook imposed a limitation of two rollovers and two uses of continuous payment authority per loan, and enhanced affordability assessment criteria, which additional requirements are expected to negatively impact our UK operations for a transition period extending from implementation through the foreseeable future.

Developments Affecting Our UK Operations

In February 2012, the OFT began an extensive review of the short-term lending sector in the United Kingdom to assess its compliance with the Consumer Credit Act and Irresponsible Lending Guidance. The review included 50 of the largest companies offering unsecured short-term consumer loans, including three of our UK consumer lending companies, MEM Consumer Finance Limited, Instant Cash Loans Limited and Express Finance (Bromley) Limited. The OFT issued its final report on the outcome of its sector review in March 2013, in which it indicated that the reviewed short-term consumer lenders would receive letters from the OFT that would include specific findings for each lender. Each of these three of our UK consumer lending companies received letters from the OFT dated in either March or April 2013, which specified required actions in a number of compliance areas, including advertising and marketing; pre-contract information and explanations; affordability assessments; rollovers (including deferred refinance and extended loans); and forbearance and debt collection. These UK consumer lending companies engaged an independent consulting firm to advise on the requirements in the letters and provided responses to the OFT in May and July 2013. In December 2013, all three of these businesses received a follow up letter and request for information from the OFT. This supplemental loan and transaction data was submitted in early January 2014.

Also, in February 2014, our UK management responsible for the transition from regulation by the OFT to regulation by the FCA attended a scheduled meeting with representatives of the OFT. During the meeting, our representatives provided an update to the OFT representatives as to the progress of our efforts to become compliant with the new rules and regulations that were anticipated to be implemented by the FCA once it assumed governing authority on April 1, 2014. The OFT representatives reviewed with us the readiness of our UK operations for the regulatory requirements under the FCA, and posed questions concerning our UK management structure and our operations relating to affordability assessments, rollovers, relending and forbearance. We received a follow-up letter from the OFT on February 28, 2014, indicating that the OFT had serious concerns about the ability of our UK operations to meet the enhanced regulatory requirements of the FCA. The letter requested additional information relating to certain areas of concern and requested a written response on these areas. The publication of the FCA Handbook and the receipt of the OFT letter caused management to assess required changes to our UK operations and the timing and likely consequences thereof. On March 24, 2014, we responded in writing to the concerns raised by the OFT in this letter. This response was in advance of an in-person meeting that our UK management team had arranged with OFT representatives to be held on March 26, 2014. In the written response, we outlined certain proposed changes to our UK business to comply with the rules and principles set forth in the Handbook and the impact that these changes would have on our business model and future operating results in the United Kingdom. On March 26, 2014, our senior US and UK management met with representatives of the OFT to discuss the concerns raised by the OFT in its February 28, 2014 letter and our March 24, 2014 response letter. As a result of the information exchanged via documents and in the meeting in March 2014, we also received a follow up letter and request for further information from the regulator, and intend to respond within the required timeframe. In response to these communications with representatives of the OFT and the FCA, we implemented the two rollover limit commencing in late March 2014, and clarified the enhancements to our affordability assessments in April 2014 to comply with the Handbook and the expectations of the OFT and FCA.

Other changes and developments in the UK regulatory environment have also affected our business. For example, in November 2012, the OFT issued revised Debt Collection Guidance. Under the updated Debt Collection Guidance, we were required to more specifically disclose to customers the use of continuous payment authority (a type of automatic payment authorization that is linked to a credit card, debit card or some other funded account), and we were also required to suspend the use of, continuous payment authority to collect defaulted debts from a customer whom we believe to be experiencing financial hardship.

Also, in November 2013, the HM Treasury announced its intention to introduce a cap on the total cost of credit in the United Kingdom and that it would be placing the duty on the FCA to introduce the cap. The FCA is engaging with stakeholders and is expecting to complete its analysis by May 2014, and publish a consultation paper in July 2014. The FCA will receive submissions and comments until September 2014, and is expected to publish a policy statement and final rules in November 2014. The cap on the cost of credit is expected to come into force on January 2, 2015.

In addition, in June 2013, the OFT referred the payday lending sector in the United Kingdom to the Competition and Markets Authority (the “CMA,” also formerly known as the Competition Commission) for review. In its inquiry, the CMA is required to decide whether any feature, or combination of features, of each relevant market prevents, restricts or distorts competition in the market on a number of grounds so as to negatively impact consumer outcomes. The CMA’s review of the sector may continue until June 2015, and we are cooperating in responding to requests for documents and other information regarding our business and sector.

These regulatory developments represent a significant increase in regulatory oversight and legal and compliance requirements applicable to us in the UK and have resulted in modifications to our UK lending operations, including imposing additional limitations on our use of continuous payment authority, broader affordability assessments and exercising greater forbearance for customers in financial difficulty. In the near-term, we anticipate that loan losses will be higher because of the implementation of limitations on loan rollovers and the changes in our use of continuous payment authority in collections. Like other businesses in the UK consumer finance sector regulated by the FCA for the first time, we have begun the process of applying for full authorization from the FCA for our consumer lending activities once we cease operating under the interim permission granted to all OFT-regulated businesses that pre-registered. We have been granted a window between December 2014 and February 2015 in which to make our application for authorization. There can be no assurance that our application for authorization will be approved by the FCA. In the event the FCA denies our application for authorization, this may result in a material adverse effect on our business and operations and may result in our ceasing to operate in the United Kingdom or a substantial change in our business there.

Canada

Canada’s federal usury law permits each participating province, under certain conditions, to assume jurisdiction over, and the development of, laws and regulations of unsecured short-term consumer loan products such as ours. To date, the Provinces of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario and Saskatchewan have passed legislation regulating unsecured short-term consumer lenders and each has, or is in the process of, adopting regulations and rates consistent with those laws. In general, these regulations require lenders to be licensed, set maximum limits on the charges to the consumer for a loan and regulate collection practices. We believe that the unsecured short-term consumer loan products that we currently offer in each regulated province conform to the applicable regulations of such province. We do not offer unsecured short-term consumer loans in Quebec or Newfoundland, though we have piloted a multi-payment term loan product in Newfoundland.

United States

In the United States, the Consumer Financial Protection Bureau (the “CFPB”) has regulatory, supervisory and enforcement powers over certain non-bank providers of consumer financial products and services, such as us. Under the CFPB’s short-term lending supervision program, which aims to ensure that short-term lenders are following federal consumer financial laws in their US operations, the CFPB gathers information from short-term lenders to evaluate their policies and procedures, assess whether lenders are in compliance with federal consumer financial laws, and identify risks to consumers throughout the lending process. The CFPB completed an on-site review of our US retail operations in early fiscal 2013. As a result of the CFPB review, we are taking certain corrective action to address the CFPB’s findings by enhancing our operating and compliance procedures, controls and systems.

Separately, the CFPB performed an examination of DFS during the fiscal year ended June 30, 2013. As a result of this examination, DFS was informed by the CFPB that it intended to initiate an administrative proceeding against DFS relating to its marketing of certain vehicle service and insurance products and to the requirement that MILES program loans be repaid via a military allotment. DFS cooperated in the CFPB examination. In June, DFS agreed to provide, and the CFPB agreed to accept, a $3.3 million redress fund for affected DFS customers. DFS signed a Consent Order and Stipulation with the CFPB on June 25, 2013. In July 2013, DFS met with the CFPB to discuss the process for meeting certain compliance management system requirements as agreed to in its Consent Order. Subsequently, DFS submitted its customer redress plan and its compliance plan to the CFPB. The $3.3 million redress fund was paid by DFS in January 2014.

In addition to these supervisory and enforcement powers, the CFPB may also exercise regulatory authority over the products and services that we offer in the United States. Until such time as the CFPB exercises its rulemaking powers, we cannot predict what effect any such regulation may have on our US business.

Finland

In Finland, our consumer lending operations are regulated pursuant to the Finnish Consumer Protection Law, under the oversight of the Ministry of Justice. In 2011, following a parliamentary change and the submission to the Finnish Parliament of proposed legislation seeking to impose more stringent rules for the micro-lending market, including interest rate caps or other limitations on the availability of micro-loans online, the Ministry of Justice nominated a working group to review the existing regulatory framework in Finland, including regulations affecting our Finland-based subsidiary, DFC Nordic Oyj. The new law became effective on June 1, 2013, restricting the interest rate on loans less than EUR 2,000 to an annual percentage rate that cannot exceed the European Central Bank rate by more than 50%. As a result of this law, we ceased originating our Internet-based short-term consumer loan product in Finland and introduced a new consumer credit line product and a payment card product which is loaded through the issuance of a loan from DFC Nordic Oyj and can be used only for payment for goods and services (and not for cash withdrawals or funds transfers).

Poland

In Poland, the Ministry of Finance issued interest rate cap draft guidelines for a new act in the fall of 2013. Following a long period of consultation, in April 2014, the Ministry of Finance issued revised guidelines with significantly different terms. The guidelines allow for, among other things, loan costs of up to 25% of the loan amount plus a 30% annual percentage rate (or 2.5% per month), exclusive of interest. In addition, the guidelines include a provision that if more than one loan is extended within 120 days of the extension of the first loan (with the first loan still unpaid), the total loan amount may not exceed 100% of the first loan amount. The guidelines are on an agenda of the Council of Ministers for consideration in June 2014. Subsequently, a draft act to implement the proposed changes could be prepared on the basis of final guidelines and published for consultation, but there has not yet been established a timeline for such consultation The trade association of which our Polish operating subsidiaries are a member has requested an extended consultation period to consider any proposal. We cannot yet anticipate the terms or applicability of any final legislative changes; however, a restrictive new final law could materially affect our product offerings in Poland and thus could adversely affect our business, results of operations and financial condition.

Check Cashing

In the United Kingdom, as a result of the Cheques Act of 1992, banks must refund the fraudulent or dishonest checks that they clear to the maker. For this reason, banks have invoked more stringent credit inspection and indemnity criteria for businesses such as ours. Additionally, in 2003, the Money Laundering Regulations of 1993 were enhanced, requiring check cashing, money transfer and foreign currency exchange providers to be licensed, and in 2007, they were further enhanced to require background checks of persons running such businesses as a requirement of granting a license. We believe that we currently comply with these rules and regulations.

In Canada, the federal government generally does not regulate check cashing activities, nor do the provincial governments generally impose any regulations specific to the check cashing industry. The exceptions are the Provinces of Québec, where check cashing stores are not permitted to charge a fee to cash government checks, and Manitoba, where the province imposes a maximum fee to cash government checks.

In the United States, regulation of check cashing fees has occurred on the state level. We are currently subject to fee regulation in seven states in which we operate: Arizona, California, Hawaii, Louisiana, Ohio, Pennsylvania and Florida, where regulations set maximum fees for cashing various types of checks. Our check cashing fees comply with applicable state regulations. Some states, including California, Ohio, Pennsylvania and Washington, have enacted licensing requirements for check cashing stores. Other states, including Ohio, require the conspicuous posting of the fees charged by each store. A number of states have also imposed recordkeeping requirements, while other states require check cashing stores to file fee schedules with state regulators.

Trademarks

Money Mart®, The Money Shop®, InstaCheques®, The Check Cashing Store®, Cash A ChequeSM, Momentum®, Payday Express®, Month End Money®, Payday UK®, Sefina®, Helsingin PanttiSM, EasyTax, Optima®, Suttons & Robertsons®, SuttonsSM, RobertsonsSM, Money Now!®, OK Money®, Super Efectivo®, Express Credit Amanet®, Express Credit®, Ladder Loans® and MILES® are the registered trademarks for our primary brands. All other registered trademarks and trade names referred to herein are the property of their respective owners.

Legal Proceedings

Purported Class Actions

In 2003 and 2006, purported class actions were brought against NMM and Dollar Financial Group, Inc. in the Court of Queen’s Bench of Alberta, Canada on behalf of a class of consumers who obtained short-term loans from NMM in Alberta, alleging, among other things, that the charge to borrowers in connection with such loans was usurious under Canadian federal law (the “Alberta Litigation”). To date, neither case has been certified as a class action nor consolidated with the other action. We are defending these actions vigorously.

In 2004, an action was filed against NMM in Manitoba on behalf of a purported class of consumers who obtained short-term loans from NMM. In early February 2012, a separate action was filed against NMM and Dollar Financial Group, Inc. in Manitoba on behalf of a purported class of consumers which substantially overlaps with the purported class in the 2004 action. The allegations in each of these actions are substantially similar to those in the Alberta Litigation and, to date, neither action has been certified as a class action. We intend to defend these actions vigorously.

As of March 31, 2014, an aggregate of approximately CAD 14.3 million is included in DFC’s accrued liabilities relating to the purported Canadian class action proceedings pending in Alberta and Manitoba and for the settled class actions in Ontario, British Columbia, New Brunswick, Nova Scotia and Newfoundland that were settled by DFC in 2010. The settlements in those class action proceedings consisted of a cash component and vouchers to the class members for future services. The component of the accrual that relates to vouchers is approximately CAD 5.0 million, the majority of which is expected to be non-cash. Although we believe that we have meritorious defenses to the claims in the purported class proceedings in Alberta and Manitoba described above and intend vigorously to defend against such remaining pending claims, the ultimate cost of resolution of such claims may exceed the amount accrued at March 31, 2014 and additional accruals may be required in the future. During the three and nine months ended March 31, 2014, the Company applied CAD 6.9 million and CAD 16.2 million, respectively, of credits awarded under the class action settlements against defaulted loan balances, which resulted in a corresponding decrease to the provision for loan losses. In April 2014, DFC made its final payments totaling approximately CAD $5.8 million in respect of the settled Ontario class action litigation.

In November 2013, DFC was served with a purported shareholder class action lawsuit filed against it and certain of its senior executives in the United States District Court for the Eastern District of Pennsylvania (the “Court”). The complaint, which purports to be brought as a class action on behalf of purchasers of DFC’s common stock between January 28, 2011 and August 22, 2013, alleges violations of federal securities laws regarding disclosures made by DFC with respect to its compliance with UK regulatory requirements, UK lending practices, and its earnings guidance during the relevant period. On April 9, 2014, the Court named as lead plaintiff in this purported class action a group consisting of the West Palm Beach Police Pension Fund, the Arkansas Teachers Retirement System, the Macomb County Employees Retirement System and the Laborers’ District Council and Contractors’ Pension Fund of Ohio. The complaint seeks unspecified monetary damages and other relief. DFC believes that the complaint is without merit and intends to defend against it vigorously.

In March 2014, DFC was served with a separate purported class action lawsuit filed against it, certain of its senior executives and directors, and the two underwriters who served as joint book-running managers for the Company’s April 7, 2011 common stock offering (the “2011 Offering”) in the United States District Court for the Eastern District of Pennsylvania. The named plaintiff is the Arkansas Teachers Retirement System, and its complaint, which purports to be brought as a class action on behalf of purchasers of the Company’s common stock in the 2011 Offering, alleges violations of federal securities laws regarding disclosures made by DFC with respect to its prospectus and registration statement relating to the 2011 Offering (the “Offering Materials”), and DFC’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 which were incorporated by reference into the Offering Materials. The complaint seeks unspecified monetary and other relief. DFC believes that the complaint is without merit and intends to defend against it vigorously.

On April 21, 2014, the Court consolidated the above referenced West Palm Beach Police Pension Fund and Arkansas Teachers Retirement System complaints based on the similarity of alleged facts and alleged overlap of putative class members, along with a scheduling order.

Employment Related Litigation

In May 12, 2014, an action was filed against Monetary Management of California (“MMC”) in the Superior Court of the State of California for San Joaquin County on behalf of a former employee and a purported class of similarly situated individuals and members of the general public. The complaint alleges seven claims stemming from plaintiff’s (and a purported class of similarly situated individuals) employment with MMC, including failure to pay all overtime wages, to provide rest periods or compensation in lieu thereof, to provide meal periods or compensation in lieu thereof, to provide itemized employee wage statements, to pay wages due at separation of employment in a timely manner, to pay accrued but unused paid time off and vacation, as well as unlawful and unfair business practices under California law. It is difficult to quantify the potential exposure there may be, if any, from these alleged claims. DFC intends to defend the action vigorously.

Litigation Relating to the Proposed Merger

Six purported class action lawsuits challenging the proposed Merger were filed in the Delaware Chancery Court (the “Court”) between April 8 and May 2, 2014: Michael Marcus v. DFC Global Corp., et al., Civil Action No. 9520-VCP; Maxine Phillips v. DFC Global Corp., et al., Civil Action No. 9558-VCP; Mark Silverstein v. DFC Global Corp., et al., Civil Action No. 9564-VCP; Noh-Joon Choo v. DFC Global Corp., et al., Civil Action No. 9572-VCP; Cordell Jeffrey and Sheila A. Jeffrey v. DFC Global Corp., et al., Civil Action No. 9590-VCP; and KC Gamma Opportunity Fund, LP v. DFC Global Corp., et al., Civil Action No. 9601-VCP.

The initial complaints in the six lawsuits are substantively identical, naming the same defendants and seeking the same relief based on the same asserted claims. The complaints allege that the Merger Consideration is unfair, that the merger is the result of an unfair process and that the terms of the merger are inadequate. The defendants include DFC and its directors, Jeffrey A. Weiss, John Gavin, Clive Kahn, Michael Kooper, Ronald McLaughlin, Edward A. Evans, and David Jessick as defendants along with the Purchaser Parties.

The first count in each of the complaints is brought against DFC’s directors, alleging that they breached their fiduciary duties to stockholders by approving the merger. The second count in each of the complaints is brought against DFC and the Purchaser Parties alleging that those entities aided and abetted the individual defendants’ alleged breaches of fiduciary duty. Each of the complaints seeks class-action certification with the respective named plaintiff as class representative. The complaints seek preliminary and permanent injunctions barring the merger and, if the merger is completed, rescission of the merger or damages. Each of the complaints also seeks an award of attorneys’ fees and expenses.

On April 25, 2014, plaintiff Maxine Phillips filed an amended complaint, adding allegations that DFC’s preliminary proxy statement filed with the SEC on April 18, 2014 is materially false, incomplete and/or misleading, and seeking disclosure of additional information before the stockholder vote. The amended complaint also seeks a constructive trust in favor of plaintiff and the class upon any benefits improperly received by defendants as a result of their alleged wrongful conduct and an accounting and damages. On April 28, 2014, plaintiff Michael Marcus filed an amended complaint adding similar allegations.

On May 7, 2014, plaintiffs Michael Marcus and KC Gamma Opportunity Fund, LP filed motions to consolidate the six actions, with themselves as co-lead plaintiffs and their respective counsel as co-lead counsel. In addition, the two plaintiffs filed motions for expedited proceedings, seeking a preliminary injunction hearing in advance of the stockholder vote scheduled for June 6, 2014.

On May 13, 2014, the Court consolidated the six actions and appointed plaintiffs Michael Marcus and KC Gamma Opportunity Fund, LP as lead plaintiffs and their respective counsel as lead counsel. Also, on May 13, 2014, the Court granted the lead plaintiffs’ motion for expedited proceedings. On May 24, 2014, the lead plaintiffs moved to preliminarily enjoin the special meeting for stockholders to vote on the merger pending the disclosure of additional information, on the grounds that the defendants allegedly failed to disclose material information in the definitive proxy statement relating to the Merger. A hearing on the lead plaintiffs’ motion is scheduled for May 30, 2014, at 10:00 a.m. before the Court.

DFC and its directors believe that the allegations of the complaints are without merit.

SEC Informal Inquiry

On April 4, 2014, we received a letter from the Securities and Exchange Commission’s Division of Enforcement informing us that the Division is conducting an informal inquiry concerning our accounting for loan loss allowances for the fiscal years ended June 30, 2011, 2012 and 2013. The request noted that the inquiry should not be construed as an indication that any violation of the federal securities laws has occurred. We are cooperating fully with the SEC in responding to its inquiry.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. DFC defines Adjusted EBITDA as earnings before interest expense, income tax provision, depreciation and amortization, stock-based compensation expense, loss on store closings, litigation settlements, and other items described below. The Company presents Adjusted EBITDA as an indication of operating performance, as well as its ability to service its future debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether DFC’s cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. Not all companies calculate Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The table below reconciles income before income taxes as reported on DFC’s Consolidated Statements of Operations to Adjusted EBITDA:

	Year Ended June 30,			Nine Months Ended March 31,			DFC Twelve Month Period Ended March 31, 2014	Mid-holdings Pro Forma Nine Months Ended March 31, 2014
	2011	2012	2013	2013		2014
Summary of Adjusted EBITDA Calculations:
Income (loss) before income taxes (a)	$102.9	$96.2	$28.4	$12.5		$(138.2)	$(122.3)	$(88.1)
Depreciation and amortization	31.4	48.4	51.1	38.7		32.3	44.7	34.5
Amortization of favorable and unfavorable leases	—	—	—	—		—	—	0.8
Interest expense, net	90.8	102.8	119.9	91.3		85.0	113.6	63.1
Stock based compensation expense (b)	7.7	10.4	11.9	9.3		7.2	9.8	7.2
Unrealized foreign exchange (gain) loss (c)	(47.0)	11.5	(1.2)	0.4		8.3	6.7	(23.6)
Net provision on revaluation of pawned gold inventory (d)	—	—	7.1	—		(3.3)	3.8	(3.3)
(Gain) loss on derivatives not designated as hedges (e)	39.3	(2.9)	—	—		—	—	—
Goodwill and other intangible asset impairment	—	27.7	36.4	36.6	(f)	127.3 (g)	127.1	127.3
Gain on sale of subsidiary	—	—	—	—		(1.6)	(1.6)	(1.6)
Provision for litigation settlements	(3.7)	4.1	2.8	2.7	(h)	0.1	0.2	0.1
Refinancing costs	—	—	—	—		2.3	2.3	2.3
Acquisition costs expensed (i)	8.7	3.4	2.3	1.8		0.7	1.2	0.7
Restructuring and other related charges (j)	—	—	8.5	7.0		—	1.5	—
Other items, net (k)	0.1	2.1	7.3	4.9		4.1	6.5	4.1

Adjusted EBITDA	$230.2	$303.7	$274.5	$205.2		$124.2	$193.5	$123.5

(in millions)

(a)	Excludes net loss attributable to non-controlling interests.

(b)	Stock based compensation expense consists of the costs associated with employee and director stock option and restricted stock awards as reported under ASC 718.

(c)	Mark-to-market adjustments for non-functional currency intercompany debt and payables.

(d)	Reserve for the decreased current value of potential unredeemed pawned gold inventory as a result of the decline in the market price of gold.

(e)	Mark to market adjustments on our former cross-currency interest rate swaps which did not qualify as hedges.

(f)	We recognized an intangible asset impairment charge of approximately $5.5 million for the nine months ended March 31, 2013, associated with the termination of our contract with the third-party lender that principally funded the loans for our MILES program.

(g)	We recognized a preliminary goodwill impairment charge of approximately $121.5 million during the nine months ended March 31, 2014, based on the estimated fair value and book value of our DFS, Europe Retail and eCommerce reporting units. Additionally, we recognized an impairment charge of $5.8 million related to DFS’ MILES program indefinite-lived intangible asset.

(h)	Provision for litigation settlements during the nine months ended March 31, 2013 was primarily related to higher than expected claim submissions by eligible customers from litigation previously settled in California.

(i)	Acquisition costs consist of expenses associated with the analysis, diligence and closing of prospective acquisitions.

(j)	Restructuring and other related charges consists of workforce reductions, exit costs and asset impairments incurred as a result of our fiscal 2013 restructuring plan.

(k)	Other items, net consists of a number of other non-recurring charges, including loss on store closings.

Exhibit 99.3

UNAUDITED

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the consummation of the Transactions as if they had occurred on July 1, 2012 for the results of operations for the fiscal year ended June 30, 2013 and for the nine months ended March 31, 2014, and the unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the consummation of the Transactions as if they had occurred on March 31, 2014.

The unaudited pro forma condensed consolidated financial statements give effect to the Transactions and represent certain financial information of Mid-Holdings after the Merger. As a result, the unaudited pro forma condensed consolidated financial statements presented below are of Sterling Mid-Holdings Limited. Furthermore, the accompanying pro forma condensed consolidated financial statements have been prepared assuming a reporting currency of US Dollars.

The unaudited pro forma adjustments are preliminary and based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial data is presented for informational purposes only. The unaudited pro forma condensed consolidated financial data does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date and should be read in conjunction with other information about the Transactions and our consolidated financial statements and related notes. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial statements.

While the accompanying pro forma condensed financial statements give effect to the Transactions, they do not reflect the impact of planned cost savings that may result from the termination of the Company’s registration and reporting obligations under the Exchange Act following the consummation of the Merger. An affiliate of Lone Star entered into an Asset Advisory Agreement whereby the Lone Star affiliate will provide certain asset managerial services to the Company. The accompanying pro forma condensed consolidated financial statements do not include any recognition of the Asset Advisory Agreement. Furthermore, the accompanying pro forma financial statements do not reflect the effects of the Post-Closing Internal Reorganization. The accompanying pro forma condensed consolidated financial statements do not give pro forma effect to the acquisitions of certain stores completed by the Company during the fiscal year ended June 30, 2013 and the nine month period ended March 31, 2014 discussed in note 3 to our unaudited interim consolidated financial statements. The pro forma financial statements assume the payment of fees equal to $10 million in connection with the termination of warrant transactions entered into between DFC and Barclays Capital Inc. and Deutsche Bank Securities Inc., and that the existing currency hedges and the existing gold hedges remain in effect.

The Merger will be accounted for using acquisition accounting. The pro forma information presented, including allocations of purchase price, is based on preliminary estimates, available information and certain assumptions. The actual adjustments to our consolidated financial statements upon the closing of the Merger will depend on a number of factors, including additional information available and our net assets on the closing date of the Merger. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. The final

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purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations. As of the date of this offering memorandum, we have not completed the valuation studies necessary to finalize the estimates of the fair values of the assets we will acquire and liabilities we will assume and the related allocation of purchase price. We have allocated the total estimated purchase price, calculated as described in note (A) to the unaudited pro forma condensed consolidated balance sheet, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect our consideration of a final valuation prepared by third-party appraisers. This final valuation will be based on the actual net tangible and identifiable intangible assets that will exist as of the closing date of the Merger. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial statements, including a change to goodwill and a change to the amortization of tangible and identifiable intangible assets.

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STERLING MID-HOLDINGS LIMITED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2014

	DFC Global Corp Historical	Pro Forma Acquisition	A	Pro Forma Sterling Mid-Holdings Limited
Assets
Cash and cash equivalents	$236.9	$(66.7)	B	$170.2
Consumer loans, net	174.8	—	C	174.8
Pawn loans, net	153.4	—	C	153.4
Loans in default, net	25.5	—	C	25.5
Other receivables	35.4			35.4
Prepaid expenses and other current assets	52.5			52.5

Total current assets	678.5	(66.7)		611.8
Property and equipment, net	127.6	—	C	127.6
Goodwill and other intangibles	766.6	(766.6)	D	917.6
		112.4	D
		805.2	D
Debt issuance costs, net	15.3	(15.3)	E	30.8
		30.8	E
Other	23.6	9.6	F	33.2

Total Assets	$1,611.6	$109.4		$1,721.0

Liabilities and Stockholders’ Equity
Accounts payable	$39.4	$—		$39.4
Accrued expenses and other liabilities	101.1	(1.9)	G	74.9
		(24.3)	G
Income taxes payable	24.7			24.7
Debt due within one year	92.7	(83.8)	H	8.9

Total current liabilities	257.9	(110.0)		147.9
Fair value of derivatives	12.5			12.5
Long-term deferred tax liability	47.0	(32.0)	I	15.0
Long-term debt	951.7	(940.7)	H	776.0
		765.0	H
Other non-current liabilities	30.7	(3.6)	G	19.6
		(7.5)	G
Stockholders’ Equity
Common stock	—			—
Additional paid in capital	433.4	(433.4)	J	750.0
		750.0	J
Accumulated (deficit) earnings	(159.0)	159.0	J	—
Accumulated other comprehensive income	37.4	(37.4)	J	—

	311.8	438.2		750.0

Total Liabilities and Stockholders’ Equity	$1,611.6	$109.4		$1,721.0

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STERLING MID-HOLDINGS LIMITED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2013

	DFC Global Corp Historical	Pro Forma Adjustments		Pro Forma Sterling Mid-Holdings Limited
Revenues:
Fees from consumer lending	$728.3	$—		$728.3
Check cashing	128.0			128.0
Pawn service fees and sales	81.9			81.9
Gold sales	63.3			63.3
Other	120.8			120.8

Total revenues	1,122.3	—		1,122.3
Operating expenses:
Salaries and benefits	238.6			238.6
Provision for loan losses	181.1			181.1
Occupancy	68.9	2.4	K	71.3
Advertising	62.9			62.9
Purchased gold costs	51.2			51.2
Depreciation	26.4			26.4
Other	159.2			159.2

Total operating expenses	788.3	2.4		790.7

Operating margin	334.0	(2.4)		331.6
Corporate and other expenses:
Corporate expenses	109.4			109.4
Other depreciation and amortization	24.7	(16.6)	L	20.0
		11.9	L
Interest expense, net	119.9	(104.3)	M	90.4
		74.8	M
Goodwill and other intangible impairment charge	36.4			36.4
Unrealized foreign exchange loss/(gain)	(1.2)	(19.2)	N	(12.7)
		7.7	N
Other expense	16.6			16.6

Income before income taxes	28.2	43.3		71.5
Income tax provision	29.1	8.9	O	38.0

Net (loss) income	$(0.9)	$34.4		$33.5
Less: Net loss attributable to non-controlling interests	(0.2)			(0.2)

Net income attributable to parent companies	$(0.7)	$34.4		$33.7

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STERLING MID-HOLDINGS LIMITED

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended March 31, 2014

	DFC Global Corp Historical	Pro Forma Adjustments		Pro Forma Sterling Mid-Holdings Limited
Revenues:
Fees from consumer lending	$498.8	$—		$498.8
Check cashing	89.6			89.6
Pawn service fees and sales	70.8			70.8
Gold sales	31.3			31.3
Other	81.7			81.7

Total revenues	772.2	—		772.2
Operating expenses:
Salaries and benefits	187.4			187.4
Provision for loan losses	148.4			148.4
Occupancy	55.8	1.5	P	57.3
Advertising	45.3			45.3
Purchased gold costs	28.3			28.3
Depreciation	19.6			19.6
Other	112.1			112.1

Total operating expenses	596.9	1.5		598.4

Operating margin	175.3	(1.5)		173.8
Corporate and other expenses:
Corporate expenses	77.1			77.1
Other depreciation and amortization	12.7	(6.8)	Q	14.9
		9.0	Q
Interest expense, net	85.0	(78.1)	R	63.1
		56.2	R
Goodwill and other intangible impairment charge	127.3			127.3
Unrealized foreign exchange loss/(gain)	8.3	(8.7)	S	(23.6)
		(23.2)	S
Other expense	3.1			3.1

Income before income taxes	(138.2)	50.1		(88.1)
Income tax provision	19.3	5.2	O	24.5

Net income	$(157.5)	$44.9		$(112.6)

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Pro Forma Merger Adjustments

A	Reflects the estimated allocation of the purchase price paid to DFC Global Corp’s assets and liabilities. Under the purchase method of accounting, the total consideration paid is allocated to our tangible and intangible assets and liabilities based on their estimated fair values as of the date of the Merger. The purchase price has been allocated based on preliminary estimates of fair values of the acquired assets and assumed liabilities by independent third parties, as well as our experience with acquired businesses and their related valuations and purchase price allocations. The allocation is subject to revisions as additional information becomes available and such revisions could be material.

Total consideration paid			$378.5
Net assets acquired at historical cost	311.8
Less: cash payments due in connection with Transactions	(116.1	) (1)

Adjusted net assets acquired	195.7
Adjustments to state acquired assets at fair value:
Record intangible assets acquired	110.2
Increase carrying value of joint venture	9.6
Recognize the favorable fair value of lease commitments	2.2
Write off deferred lease liabilities	5.5
Write off other assets, primarily deferred debt costs	(15.3)
Write off pre-existing goodwill	(672.8)
Write off pre-existing intangibles	(93.8)
Tax impacts of purchase accounting adjustments	32.0
Net assets (liabilities) acquired at fair value			(426.7)

Excess purchase price recorded as goodwill			$805.2

(1)	As a direct result of the change in control in connection with the Transactions, we will incur the following liabilities which will be charged to earnings immediately prior to the Merger:

Cash payments related to various debt discounts on existing debt instruments	$43.8
Tender premiums on existing Senior Notes and Convertible Debt	33.1
Bridge loan commitment fee	11.2
Settlement of common stock warrants	10.0
Associated professional fees and other	18.0

$116.1

B	Cash. Reflects the estimated use of existing cash to complete the Transactions and related costs.

C	Consumer Loans and Property and Equipment. Consumer loans are carried on the consolidated balance sheet net of the allowance for estimated loan losses, which is calculated by applying historical loss rates combined with current collection patterns and current economic trends to the gross consumer loan balance and generally have terms ranging from 1 to 45 days. As a result of the short-term nature of our consumer loans, the carrying value of consumers loans approximates the fair value. Further, management estimates that the carrying value of property and equipment (which consists principally of leasehold improvements and information technology equipment), net approximates fair value and accordingly, no pro forma adjustment has been made.

D

Intangible Assets. Gives effect to the elimination of existing goodwill and other intangible assets of $672.8 million and $93.8 million, respectively and the recognition of new goodwill and other intangible assets at their fair values of $805.2 million and $112.4 million, respectively. Other intangible assets consist primarily of trade names and technology. The trade names, technology and other intangible assets are amortized on a straight-line basis over their estimated useful lives. In connection with purchase accounting, we will evaluate our lease obligations related to our retail locations and other leased assets to determine whether our contractual obligations are above or below prevailing market values as of the date of the Merger. We will record intangible assets (or liabilities) for those leases for which the contractual commitments are below market rates (and liabilities for such amounts above market rates) and will amortize such amounts over the respective lease terms. The

6

amounts recognized in the accompanying unaudited condensed pro forma financial statements are initial estimates based on the preliminary estimates of our North American lease commitments. While the amounts reflected in the accompanying unaudited condensed pro forma financial statements are estimates, the final amounts may be materially different than the estimated amounts reflected herein. If the lease intangible asset were to increase by $2 million, the estimated annual amortization expense would increase by approximately $1 million.

The components of the estimated fair value of the acquired identifiable intangible assets are as follows:

	Estimated Fair Value	Estimated Useful Lives (Years)
Tradenames	$53.6	10-20
Technology	50.9	5-7
Other contractual relationships	5.7	5-10
Favorable lease commitments	2.2	2

	$112.4

E	Deferred Financing Fees. Gives effect to: (i) the elimination of deferred financing fees of $15.3 million related to our existing credit facilities, to the extent repaid; and (ii) the recognition of deferred financing fees related to our New ABL Credit Facility and the notes offered hereby of $30.8 million.

F	Other Assets. Gives effect to the adjustment to increase the fair value of the Company’s equity method investment.

G	Other Liabilities. Gives effect to: (i) the elimination of accrued interest of $24.3 million on our existing credit facilities that are being repaid in connection with the Transactions; (ii) the elimination of deferred rent liability balances of $5.5 million of which $1.9 million was classified as current and $3.6 million was classified as long-term as of March 31, 2014; and (iii) the settlement of $7.5 million in post-retirement liabilities as a result of the Merger, all of which is long-term. The deferred rent liability balances were recognized as a reduction to rent expense on a straight-line basis over the applicable lease term. In connection with the purchase accounting the historical deferred rent balances are eliminated.

H	Current and Long-Term Debt. Gives effect to: (i) the repayment of $1,024.5 million of loans outstanding under our existing credit facilities of which $83.8 million was classified as current and $940.7 million was classified as long-term as of March 31, 2014; (ii) borrowings under our New ABL Credit Facility of $15.0 million; and (iii) the issuance of an aggregate principal amount of $750.0 million of notes offered hereby. The details of the debt being repaid is as follows:

2016 notes, net of discount	$598.3
Convertible Notes, net of discounts	344.1
Existing ABL Credit Facility	46.0
Scandinavian Credit Facilities	36.1

$1,024.5

I	Deferred Income Taxes. Gives effect to the estimated impact on deferred income taxes on the related purchase accounting adjustments.

J	Shareholders’ Equity. Reflects the elimination of historical stockholders’ equity and the anticipated investment by Lone Star of $750.0 million.

K	Occupancy Costs. Gives effect to the elimination of the impact of deferred rent expense of $1.3 million and the amortization of the lease intangible for our retail store operating leases of $1.1 million.

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L	Amortization Expense. Gives effect to the elimination of $16.6 million of amortization expense on existing intangible assets and the addition of amortization expense of $11.9 million based on the estimated fair market value of definite-lived intangible assets, which will be amortized on a straight-line basis over their estimated useful lives.

M	Interest Expense. Gives effect to the following adjustments assuming the Merger had occurred on July 1, 2012 (dollars in millions):

Eliminate interest expense for existing 2016 notes	$(62.7)
Eliminate interest expense for existing Convertible Notes	(29.7)
Eliminate interest expense for other existing credit facilities, to the extent repaid	(5.7)
Eliminate amortization of deferred financing fees for the 2016 notes, Convertible Notes and existing credit facilities, to the extent repaid	(6.2)
Record estimated interest expense for notes offered hereby and for New ABL Credit Facility	69.4
Estimated amortization of new deferred financing fees	5.4

Total adjustment to interest expense	$(29.5)

Borrowings under our existing credit facilities are expected to be repaid concurrently with the closing of the Merger with the exception of $8.9 million of debt classified as current and $11.0 million classified as long-term as of March 31, 2014, which is not required to be repaid upon consummation of the Merger. These debt instruments are related to our Sutton & Robertsons credit facilities (the “S&R credit facilities”) and our Finnish term loan facility (the “Finnish term loan”). Deferred financing fees are expected to be amortized over the respective terms of the New ABL Credit Facility and the notes offered hereby. A 0.125 percentage point change in the assumed interest rates on the notes offered hereby and the New ABL Credit Facility would change, on a pre-tax basis, our pro forma interest expense by $956,250 for the year ended June 30, 2013.

N	Unrealized Foreign Exchange Loss/(Gain). Gives effect to: (i) the impact of removing the 2016 notes while retaining the impacts of the previously terminated USD-CAD cross currency interest rate swaps, which created an unrealized gain of $19.2 million; and (ii) the assumed impact of issuing the USD equivalent of $250 million of the notes offered hereby in GBP from a company that has the USD as its functional currency, which would create an unrealized loss of $7.7 million.

O	Income Tax Provision. To reflect the tax effect of the above adjustments.

P	Occupancy Costs. Gives effect to the elimination of deferred rent expense of $0.7 million and the amortization of the lease intangible for our retail store operating leases of $0.8 million.

Q	Amortization Expense. Gives effect to the elimination of $6.8 million of amortization expense on existing intangible assets and the addition of amortization expense of $9.0 million based on the estimated fair market value of definite-lived intangible assets, which will be amortized on a straight-line basis over their estimated useful lives.

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R	Interest Expense. Gives effect to the following adjustments assuming the Merger had occurred on July 1, 2012 (dollars in millions):

Eliminate interest expense for existing 2016 notes	$(47.8)
Eliminate interest expense for existing Convertible Notes	(22.1)
Eliminate interest expense for other existing credit facilities, to the extent repaid	(4.0)
Eliminate amortization of deferred financing fees for the 2016 notes, Convertible Notes and existing credit facilities, to the extent repaid	(4.2)
Record estimated interest expense for notes offered hereby and for New ABL Credit Facility	52.1
Estimated amortization of new deferred financing fees	4.1

Total adjustment to interest expense	$(21.9)

Borrowings under our existing credit facilities are expected to be repaid concurrently with the closing of the Merger with the exception of $8.9 million of debt classified as current and $11.0 million classified as long-term as of March 31, 2014, which is not required to be repaid upon consummation of the Merger. These debt instruments are related to our S&R credit facilities and our Finnish term loan. Deferred financing fees are expected to be amortized over the respective terms of the New ABL Credit Facility and the notes offered hereby. A 0.125 percentage point change in the assumed interest rates on the notes offered hereby and the New ABL Credit Facility would change, on a pre-tax basis, our pro forma interest expense by $717,188 for the nine months ended March 31, 2014.

S	Unrealized Foreign Exchange Loss/(Gain). Gives effect to: (i) the impact of removing the 2016 notes while retaining the impacts of the previously terminated USD-CAD cross currency interest rate swaps, which created an unrealized gain of $8.7 million; and (ii) the assumed impact of issuing the USD equivalent of $250 million of the notes offered hereby in GBP from a company that has the USD as its functional currency, which would create an unrealized gain of $23.2 million.

9

Exhibit 99.4

RISK FACTORS

Risks Related to Our Business and Industry

Changes in, or a failure to comply with, applicable laws and regulations governing our business may have a significant negative impact on our results of operations and financial condition.

Our business is subject to numerous foreign, federal, state and other local laws, ordinances and regulations in each of the countries in which we operate which are subject to change and which may impose significant costs or limitations on the way we conduct or expand our business. These regulations govern, or affect, among other things:

•	lending and collection practices, such as truth in lending and short-term and installment lending and continuous payment authority;

•	interest rates and usury;

•	loan amount and fee limitations;

•	check cashing fees;

•	licensing and posting of fees;

•	currency reporting;

•	privacy of personal consumer information;

•	prompt remittance of proceeds for the sale of money orders; and

•	the location of our stores through various rules and regulations such as local zoning regulations and requirements for special use permits.

As we develop and introduce new products and services, we may become subject to additional laws and regulations. Future legislation or regulations may restrict our ability to continue our current methods of operation or expand our operations and may have a negative effect on our business, results of operations and financial condition. Governments at the national and local levels may seek to impose new licensing requirements or interpret or enforce existing requirements in new ways. We and other participants in our industry are currently, and may in the future be, subject to litigation and regulatory proceedings which could generate adverse publicity or cause us to incur substantial expenditures or modify the way we conduct our business. Changes in laws or regulations, changes in regulatory bodies with oversight for our business, or our failure to comply with applicable laws and regulations, may have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our consumer lending products in particular are subject to regulations in each of the markets in which we operate that significantly impact the manner in which we conduct our business.

United Kingdom

Prior to April 1, 2014, in the United Kingdom, our consumer lending activities were primarily regulated by the Office of Fair Trading (“OFT”), which was responsible for licensing and regulating companies that offer consumer credit. Effective April 1, 2014, the OFT transferred regulatory authority over the consumer credit industry to the new Financial Conduct Authority, (the “FCA”). The FCA is now the regulator for, among others, credit card issuers, payday loan companies, pawn brokers, rent-to-own companies, debt management and collection firms and providers of debt advice. The FCA is also responsible for regulating and setting conduct standards for banks, credit unions and

1

similar institutions. The transition to the FCA is intended to facilitate stronger consumer protection through enhanced supervision and enforcement powers, at the same time as creating more flexibility to allow the FCA to regulate the diverse business types in the consumer credit sector in a proportionate manner.

In October 2013, the FCA issued a consultation paper addressing how it proposed to regulate the consumer credit industry when it assumed regulatory authority on April 1, 2014. Although the positions announced in the consultation paper were not yet binding on the industry, they provided an indication of the positions that could be included in final FCA action, including significant changes in the marketing of short-term credit products and other marketing practices for lenders in our industry, as well as stricter affordability assessment requirements (effective April 1, 2014) and limitations on the number of loan rollovers to two and the number of times a lender can use continuous payment authority to collect an overdue account to two (effective July 1, 2014). On February 28, 2014, the FCA published its Handbook, which confirmed and clarified the final form of the rules and limitations to which we would be subject under the FCA authority in the UK. Among other things, the Handbook imposed a limitation of two rollovers and two uses of continuous payment authority per loan, and enhanced affordability assessment criteria, which additional requirements are expected to negatively impact our UK operations for a transition period extending from implementation through the foreseeable future.

In February 2012, the OFT began an extensive review of the short-term lending sector in the United Kingdom to assess its compliance with the Consumer Credit Act and Irresponsible Lending Guidance. The review included 50 of the largest companies offering unsecured short-term consumer loans, including three of our UK consumer lending companies, MEM Consumer Finance Limited, Instant Cash Loans Limited and Express Finance (Bromley) Limited. The OFT issued its final report on the outcome of its sector review in March 2013, in which it indicated that the reviewed short-term consumer lenders would receive letters from the OFT that would include specific findings for each lender. Each of these three of our UK consumer lending companies received letters from the OFT dated in either March or April 2013, which specified required actions in a number of compliance areas, including advertising and marketing; pre-contract information and explanations; affordability assessments; rollovers (including deferred refinance and extended loans); and forbearance and debt collection. These UK consumer lending companies engaged an independent consulting firm to advise on the requirements in the letters and provided responses to the OFT in May and July 2013. In December 2013, all three of these businesses received a follow up letter and request for information from the OFT. This supplemental loan and transaction data was submitted in early January 2014.

Also, in February 2014, our UK management responsible for the transition from regulation by the OFT to regulation by the FCA attended a scheduled meeting with representatives of the OFT. During the meeting, our representatives provided an update to the OFT representatives as to the progress of our efforts to become compliant with the new rules and regulations that were anticipated to be implemented by the FCA once it assumed governing authority on April 1, 2014. The OFT representatives reviewed with us the readiness of our UK operations for the regulatory requirements under the FCA, and posed questions concerning our UK management structure and our operations relating to affordability assessments, rollovers, relending and forbearance. We received a follow-up letter from the OFT on February 28, 2014, indicating that the OFT had serious concerns about the ability of our UK operations to meet the enhanced regulatory requirements of the FCA. The letter requested additional information relating to certain areas of concern and requested a written response on these areas. The publication of the FCA Handbook and the receipt of the OFT letter caused management to assess required changes to our UK operations and the timing and likely consequences thereof. On March 24, 2014, we responded in writing to the concerns raised by the OFT in this letter. This response was in advance of an in-person meeting that our UK management team had arranged with OFT representatives to be held on March 26, 2014. In the written response, we outlined certain proposed changes to our UK business to comply with the rules and principles set forth in the Handbook and the impact that these changes would have on our business model and future operating results in the United Kingdom. On March 26, 2014, our senior US and UK management met with representatives of the OFT to discuss the concerns raised by the OFT in its February 28, 2014 letter and our March 24, 2014 response letter. As a result of the information exchanged via documents and in the meeting in March 2014, we also received a follow up letter and request for further information from the regulator, and intend to respond within the required timeframe. In response to these communications with representatives of the OFT and the FCA, we implemented the two rollover limit commencing in late March 2014, and clarified the enhancements to our affordability assessments in April 2014 to comply with the Handbook and the expectations of the OFT and FCA.

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Other changes and developments in the UK regulatory environment have also affected our business. For example, in November 2012, the OFT issued revised Debt Collection Guidance. Under the updated Debt Collection Guidance, we were required to more specifically disclose to customers the use of continuous payment authority (a type of automatic payment authorization that is linked to a credit card, debit card or some other funded account), and we were also required to suspend the use of, continuous payment authority to collect defaulted debts from a customer whom we believe to be experiencing financial hardship.

Also, in November 2013, the HM Treasury announced its intention to introduce a cap on the total cost of credit in the United Kingdom and that it would be placing the duty on the FCA to introduce the cap. The FCA is engaging with stakeholders and is expecting to complete its analysis by May 2014, and publish a consultation paper in July 2014. The FCA will receive submissions and comments until September 2014, and is expected to publish a policy statement and final rules in November 2014. The cap on the cost of credit is expected to come into force on January 2, 2015.

In addition, in June 2013, the OFT referred the payday lending sector in the United Kingdom to the Competition and Markets Authority (the “CMA,” also formerly known as the Competition Commission) for review. In its inquiry, the CMA is required to decide whether any feature, or combination of features, of each relevant market prevents, restricts or distorts competition in the market on a number of grounds so as to negatively impact consumer outcomes. The CMA’s review of the sector may continue until June 2015, and we are cooperating in responding to requests for documents and other information regarding our business and sector.

These regulatory developments represent a significant increase in regulatory oversight and legal and compliance requirements applicable to us in the UK and have resulted in modifications to our UK lending operations, including imposing additional limitations on our use of continuous payment authority, broader affordability assessments and exercising greater forbearance for customers in financial difficulty. In the near-term, we anticipate that loan losses will be higher because of the implementation of limitations on loan rollovers and the changes in our use of continuous payment authority in collections. Our estimates of the allowance for loan losses are inherently uncertain as many of these changes to underwriting and collections have been implemented recently and we do not have significant historical information for the loss rates and collections experience in accordance with the recent regulatory developments. These changes, and any other changes we may consider or be required to make to our lending and collection practices in the United Kingdom, together with additional compliance-related expenses, will likely negatively impact our business for the foreseeable future, and could result in a material adverse effect on our business, results of operations and financial condition. In addition, failure by us to comply with the increased regulatory requirements in connection with the transfer of responsibility for consumer credit regulation from the OFT to the FCA may result in our reputation being adversely affected and our being subject to sanctions, substantial fines and associated remediation costs that could potentially have a material adverse effect on our business results or operations and financial condition.

Like other businesses in the UK consumer finance sector regulated by the FCA for the first time, we have begun the process of applying for full authorization from the FCA for our consumer lending activities once we cease operating under the interim permission granted to all OFT-regulated businesses that pre-registered. We have been granted a window between December 2014 and February 2015 in which to make our application for authorization. There can be no assurance that our application for authorization will be approved by the FCA. In the event the FCA denies our application for authorization, this may result in a material adverse effect on our business and operations and may result in our ceasing to operate in the United Kingdom or a substantial change in our business there.

United States

Short-term consumer loans have come under heightened regulatory scrutiny in the United States in recent years resulting in increasingly restrictive regulations and legislation at the state levels that may make offering such loans less profitable or attractive to us. Legislative or regulatory activities may, among other things, limit the amount of total allowable fees charged in connection with unsecured short-term consumer loans, limit the number of times an unsecured short-term consumer loan may be rolled over by a customer, limit the maximum advance amount, set minimum and/or maximum loan durations and may require borrowers of certain unsecured short-term loan products to be listed on a database. Additionally, the US Congress continues to receive significant pressure from consumer advocates and other industry opposition groups to adopt such legislation at the federal level.

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In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted, which, among other things, created the Consumer Financial Protection Bureau (the “CFPB”). In the United States, the CFPB has regulatory, supervisory and enforcement powers over certain non-bank providers of consumer financial products and services, such as us. Under the CFPB’s short-term lending supervision program, which aims to ensure that short-term lenders are following federal consumer financial laws in their US operations, the CFPB gathers information from short-term lenders to evaluate their policies and procedures, assess whether lenders are in compliance with federal consumer financial laws, and identify risks to consumers throughout the lending process. Any action by the CFPB with respect to short-term consumer loans could have an adverse impact on our business, results of operations and financial condition.

The CFPB completed an on-site review of our US retail operations in early fiscal 2013. As a result of that review, we are taking certain corrective action to address the CFPB’s findings by improving our operating and compliance procedures, controls and systems. In October 2013, we submitted our plans for compliance enhancements to the CFPB, and are providing quarterly updates to the CFPB regarding those enhancements to our compliance management system. Separately, the CFPB reviewed DFS’ MILES program in fiscal 2013. As a result of this examination, the CFPB cited violations by DFS of the Consumer Financial Protection Act for deceptively marketing the prices and scope of certain add-on products. Without admitting or denying any of the facts or conclusions of the review, DFS agreed to a consent order with the CFPB to amend its practices to meet the requirements set forth by the CFPB, and to provide financial redress in the form of a $3.3 million restitution fund to be distributed to past and current DFS customers. The $3.3 million restitution fund was paid by DFS in January 2014 and the affected customers received their disbursements in March. DFS is also taking certain corrective action to address the CFPB’s findings by improving its operating and compliance procedures, controls and systems. The CFPB issued a non-objection to DFS’ customer redress plan. On a quarterly basis, DFS is providing updates to the CFPB regarding the enhancements of its compliance management system.

In addition to these supervisory and enforcement powers, the CFPB may also exercise regulatory authority over the products and services that we offer in the United States. Until such time as the CFPB exercises its rulemaking powers, we cannot predict what effect any such regulation may have on our US business. The modification of existing laws or regulations in any of the jurisdictions in which we operate or in which we contemplate new operations, or the adoption of new laws or regulations restricting or imposing more stringent requirements, on our consumer lending or check cashing activities in particular, could increase our operating expenses, significantly limit our business activities in the affected markets, limit our expansion opportunities and/or could result in a material adverse effect on our business, results of operations, and financial condition. In addition, failure by us to comply with the regulatory requirements by CFPB may result in our reputation being adversely affected and our being subject to sanctions, substantial fines and associated remediation costs that could potentially have a material adverse effect on our business results or operations and financial condition.

Canada

In Canada, the Canadian Parliament amended the federal usury law in 2007 to permit each participating province, under certain conditions, to assume jurisdiction over and the development of laws and regulations regarding our industry. To date, Alberta, British Columbia, Manitoba, Nova Scotia, Ontario and Saskatchewan have passed legislation regulating unsecured short-term consumer lenders and each has adopted, or is in the process of adopting, regulations and rates consistent with those laws. In general, these regulations require lenders to be licensed, set maximum fees and regulate collection practices. There can be no assurance that these regulations, or any amendments to these regulations which result from provincial review thereof, or our failure to comply with such regulations, will not have a detrimental effect on our unsecured short-term lending business in Canada in the future.

Poland

In Poland, the Ministry of Finance issued interest rate cap draft guidelines for a new act in the fall of 2013. Following a long period of consultation, in April 2014, the Ministry of Finance issued revised guidelines with significantly different terms. The guidelines allow for, among other things, loan costs of up to 25% of the loan amount plus a 30% annual percentage rate (or 2.5% per month), exclusive of interest. In addition, the guidelines include a provision that if more than one loan is extended within 120 days of the extension of the first loan (with the first loan still unpaid), the total loan amount may not exceed 100% of the first loan amount. The guidelines are on an agenda of the Council of Ministers for consideration in June 2014. Subsequently, a draft act to implement the

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proposed changes could be prepared on the basis of final guidelines and published for consultation, but there has not yet been established a timeline for such consultation The trade association of which our Polish operating subsidiaries are a member has requested an extended consultation period to consider any proposal. We cannot yet anticipate the terms or applicability of any final legislative changes; however, a restrictive new final law could materially affect our product offerings in Poland and thus could adversely affect our business, results of operations and financial condition. In addition, failure by us to comply with the these regulatory requirements may result in our reputation being adversely affected and our being subject to sanctions, substantial fines and associated remediation costs that could potentially have a material adverse effect on our business results or operations and financial condition.

We have engaged, and may engage in the future, in acquisitions or investments which present many risks, and we may not realize the anticipated financial and strategic goals for any of these transactions.

We have historically expanded our business through strategic acquisitions, and a key component of our growth strategy is to continue to pursue acquisition opportunities. We may not, however, be able to achieve the anticipated benefits from an acquisition or investment due to a number of factors. The success of our acquisitions is dependent, in part, upon our effectively integrating the management, operations and technology of acquired businesses into our existing management, operations and technology platforms, of which there can be no assurance, particularly in the case of a larger acquisition or multiple acquisitions completed in a short period of time. The failure to successfully integrate acquired businesses into our organization could materially adversely affect our business, prospects, results of operations and financial condition. From time to time, we may enter into negotiations for acquisitions or investments that are not ultimately consummated. These negotiations could result in a significant diversion of our management’s time, as well as out-of-pocket costs.

The consideration paid for an acquisition or investment may also affect our financial results. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash or to obtain debt or equity financing. In addition, acquisitions may result in the incurrence of debt, large one-time write-offs, including write-offs of acquired in-process research and development costs, and restructuring charges. Acquisitions may require us to incur additional indebtedness to finance our working capital and may also result in goodwill and other intangible assets that are subject to impairment tests, which could result in future impairment charges.

Adverse or uncertain economic, political and social conditions may significantly and adversely affect our business, prospects, results of operations, financial condition and access to liquidity.

We are a global company with substantial international operations. Deterioration of social, political, labor or economic conditions in a specific country or region could challenge our ability to conduct operations in those countries or regions or increase our operating costs, and we may be challenged in staffing and managing foreign operations in those locations. As a result, our results of operations and financial condition may be adversely impacted. Also, continued high levels of unemployment in the markets in which we operate may reduce the number of customers who qualify for our products and services, which in turn may reduce our revenues. Similarly, reduced consumer confidence and spending may decrease the demand for our products. Also, we are unable to predict how the widespread loss of jobs, housing foreclosures, and general economic uncertainty may affect our loss experience. We maintain business relationships with significant third-party service providers. The failure of key service providers, including lenders under our New ABL Credit Facility, to fulfill their obligations as a result of regulatory, political, economic or other factors could disrupt our operations.

If internal funds are not available from our operations and after utilizing our excess cash, we may be required to rely on the banking and credit markets to meet our financial commitments and short-term liquidity needs. Disruptions in the capital and credit markets, as have been experienced since 2008, could adversely affect our ability to draw on our revolving loans. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, or failures of significant financial institutions could adversely affect our ability to refinance our outstanding indebtedness on favorable terms, if at all. The lack of availability under, and the inability to subsequently refinance, our indebtedness could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, including acquisitions, and reducing or eliminating other discretionary uses of cash.

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Negative public perception and press coverage of single-payment consumer loans could adversely affect our revenues and results of operations.

Consumer advocacy groups, certain media reports, and some regulators and elected officials in the several jurisdictions in which we conduct business have from time to time advocated governmental action to prohibit or severely restrict certain types of short-term consumer lending. These efforts have often focused on lenders that charge consumers imputed interest rates and fees that are higher than those charged by credit card issuers to more creditworthy consumers and otherwise negatively characterize our products and services. This difference in credit cost may become more pronounced if a consumer does not repay a loan promptly, instead electing to renew the loan for one or more additional short-term periods. If consumers accept this negative characterization of certain single-payment consumer loans and believe that the loans we provide to our customers fit this characterization, demand for our loans could significantly decrease. In addition, negative media coverage relating to our industry and products can lower morale, make it more difficult for us to attract and retain qualified employees, management and directors, divert management attention and increase expenses. These trends could materially adversely affect our business, prospects, results of operations and financial condition.

If our estimates of loan losses are not adequate to absorb losses, our results of operations and financial condition may be adversely affected.

We maintain an allowance for loan losses for estimated losses on consumer loans and loans in default. To estimate the appropriate level of loan loss reserves, we consider known and relevant internal and external factors that affect loan collectability, including the amount of outstanding loans owed to us, historical loans charged off, current collection patterns and current economic trends. Our current allowance for loan losses is based on our charge-offs, expressed as a percentage of loan amounts originated for the last twelve months applied against the principal balance of outstanding loans, plus an estimate of loss based on certain qualitative factors that have not been captured by the historical charge-off data. As of March 31, 2014, our allowance for loan losses on consumer loans that were not in default was $45.4 million and our allowance for losses on loans in default was $93.4 million. These reserves, however, are estimates, and if actual loan losses are materially greater than our loan loss reserves, our results of operations and financial condition could be adversely affected.

We have a significant amount of goodwill which is subject to periodic review and testing for impairment.

As of March 31, 2014, we had goodwill of $672.7 million, representing a significant portion of the $1.6 billion in total assets reflected on our consolidated balance sheet as of such date. A substantial portion of our goodwill represents assets capitalized in connection with our historical acquisitions and business combinations. The Transactions will result in a significant increase in our goodwill. Accounting for intangible assets such as goodwill requires us to make significant estimates and judgments, and as a result we may not realize the value of such intangible assets. In accordance with generally accepted accounting principles, we conduct an impairment analysis of our goodwill annually and at such other times when an event or change in circumstances occurs which would indicate potential impairment. A variety of factors could cause the carrying value of an intangible asset to become impaired, including that our cash flow from operations is not sufficient to meet our future liquidity needs. Should such a review indicate impairment, a write-down of the carrying value of the intangible asset would occur, resulting in a non-cash charge, which could adversely affect our reported results of operations and could materially impact the reported balance of our total stockholders’ equity. As a result of such a review, we recognized a goodwill impairment charge of approximately $12.4 million in fiscal 2013 and a preliminary goodwill impairment charge of $121.5 million during the three months ended March 31, 2014, based on the estimated fair value and book value of our DFS, Europe Retail and eCommerce reporting units and include goodwill charges for previous years as well. Additionally, we recognized an impairment charge of $5.8 million related to DFS’ MILES program indefinite-lived intangible asset. After giving effect to the Transactions on a pro forma basis, our goodwill and other intangibles would have been approximately $917.6 million as of March 31, 2014.

Legal proceedings may have a material adverse impact on our results of operations or cash flows in future periods.

We are currently subject to several legal proceedings, including purported class action lawsuits in Canada and in the United States. We are vigorously defending these proceedings. In addition, we are likely to be subject to additional legal proceedings in the future. The resolution of any current or future legal proceeding could cause us to have to refund fees and/or interest collected, refund the principal amount of advances, pay damages or other monetary penalties and/or modify or terminate our operations in particular local and federal jurisdictions. We may also be subject to adverse publicity. Defense of any legal proceedings, even if

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successful, requires substantial time and attention of our senior officers and other management personnel that would otherwise be spent on other aspects of our business and requires the expenditure of significant amounts for legal fees and other related costs. Settlement of lawsuits may also result in significant payments and modifications to our operations. Any of these events could have a material adverse effect on our business, prospects, results of operations and financial condition.

Competition in the financial services industry could cause us to lose market share and revenues.

The industry in which we operate is highly fragmented and very competitive, and we believe that the markets in which we compete may become more competitive. In addition to other unsecured consumer lending, secured pawn lending, and check cashing stores in the markets in which we operate, we compete with Internet-based companies, banks and other financial services entities and retail businesses that offer consumer loans, extend pawn loans, cash checks, sell money orders, provide money transfer services or offer other products and services offered by us. We also compete with financial services providers which offer home credit products, rent-to-own products, and title or logbook loans among other products and services. Some of our competitors have larger and more established customer bases and substantially greater financial, marketing and other resources than we have. As a result, we could lose market share and our revenues could decline, thereby affecting our ability to generate sufficient cash flow to service our indebtedness and fund our operations.

If we do not adjust to rapid changes in the financial services industry, our financial performance may suffer.

Our ability to deliver strong financial performance and returns on investment will depend in part on our ability to expand the scope of available financial services to meet the needs and demands of our customers, including by marketing new products to our customer base. Our ability to meet our customers’ needs and expectations is key to our ability to grow revenue and earnings. Many of our competitors are focusing on cross-selling their products and developing new products or technologies, which could affect our ability to maintain or grow existing customer relationships or require us to offer lower interest rates or fees on our lending products. This increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems, as well as the accelerating pace of consolidation among financial service providers, all of which may affect our customers’ expectations and demands. If we do not successfully anticipate and adjust to changes in the financial service industry, our business and financial results could be negatively affected.

Foreign currency fluctuations may adversely affect our reported results of operations.

We currently generate a significant majority of our revenue outside the United States. Our foreign subsidiaries accounted for 87.1% and 88.4% of our total revenues for the years ended June 30, 2012 and 2013, respectively. As a result, our reported results of operations are vulnerable to currency exchange rate fluctuations, principally in the British pound, the Canadian dollar, the Swedish krona and the euro against the United States dollar. Upon consolidation, as exchange rates vary, net sales and other operating results may differ materially from expectations, and we may record significant gains or losses on the remeasurement of intercompany balances. We estimate that a 10.0% change in foreign exchange rates by itself would have impacted reported pre-tax earnings from continuing operations by approximately $8.0 million for the year ended June 30, 2013 and approximately $13.1 million for the year ended June 30, 2012. This impact represents 24.9% of our consolidated pre-tax earnings for the year ended June 30, 2013 and 13.6% of our consolidated pre-tax earnings for the year ended June 30, 2012. For the nine months ended March 31, 2014, we estimate that a 10.0% change in foreign exchange rates by itself would have impacted pre-tax earnings from continuing operations by approximately $3.9 million, representing 2.8% of consolidated pre-tax earnings.

The international scope of our operations may contribute to increased costs that could negatively impact our operations.

Since international operations increase the complexity of an organization, we may face additional administrative costs and risks associated with compliance with applicable regulations in managing our business than we would if we only conducted operations domestically. In addition, most countries typically impose additional burdens on non-domestic companies through the use of local regulations, tariffs and labor controls. Unexpected changes to the foregoing or a failure to comply with applicable regulations could negatively impact our operations. Furthermore, our financial results may be negatively impacted to the extent tax rates in foreign countries where we operate increase and/or exceed those in the United States and as a result of the imposition of withholding requirements on foreign earnings.

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A reduction in demand for our products and services, and failure by us to adapt to such potential reduction, could adversely affect our business and results of operations.

The demand for a particular product or service we offer may be reduced due to a variety of factors, such as regulatory restrictions that decrease customer access to particular products, the availability of competing products, changes in customers’ preferences or financial conditions. Furthermore, any changes in economic factors that adversely affect consumer transactions and employment or development of new methods or technologies for serving the needs of our customers could reduce the volume or type of transactions that we process and have an adverse effect on our revenues and results of operations. Should we fail to adapt to significant changes in our customers’ demand for, or access to, our products or services, our revenues could decrease significantly and our operations could be harmed. Each modification, new product or service, and alternative method of conducting business is subject to risk and uncertainty and requires significant investment in time and capital, including additional marketing expenses, legal costs, and other incremental start-up costs. Even if we do make changes to existing products or services or introduce new products or services to fulfill customer demand, customers may resist or may reject such products or services. The effect of any product change on the results of our business may not be fully ascertainable until the change has been in effect for some time and by that time it may be too late to make further modifications to such product or service without causing further harm to our business and results of operations.

If Internet search engines’ methodologies are modified, traffic to our Internet lending websites, and our corresponding loan origination volumes, could decline.

We depend on search engine optimization and search engine marketing to drive potential customers to our Internet lending websites, including paydayuk.co.uk, and paydayexpress.co.uk in the United Kingdom. Changes in the methodologies or algorithms used by Google, Yahoo! or other search engines to display results could cause our websites to received less favorable placement or be removed from the search results. Search engines could decide that content on our websites is unacceptable, violates their corporate policies, or requires certain attention due to consumer advisories. For example, to ensure that consumers are aware of loan alternatives, Google requires the phrase “payday loan” (or similar terms) to be included in a user’s search query in order to include payday loans in the search results, and payday loan advertisements will be shown only on sites related to payday loans. We believe these changes may have had, and may continue to have, a negative impact on potential customer traffic and loan origination. These changes or any future changes that may be made by Google or any other search engines may further impact our business. Any reduction in the number of users directed to our websites could negatively affect our results of operations, and we may also need to resort to more costly sources to replace lost traffic.

Our check cashing services may further diminish because of technological advances.

We derive a significant portion of our revenues from fees associated with cashing payroll, government and personal checks. In fiscal 2012 and 2013, we generated approximately 13% and 11%, respectively, of our total consolidated revenues from fees associated with check cashing. There has been increasing penetration of electronic banking services into the check cashing and money transfer industry, including direct deposit of payroll checks and electronic transfer of government benefits. To the extent that checks received by our customer base are replaced with such electronic transfers, demand for our check cashing services could decrease.

Our ability to open and acquire new stores is subject to outside factors and circumstances over which we have limited control or that are beyond our control which could adversely affect our growth potential.

Our expansion strategy includes acquiring existing retail financial services stores and opening new ones. The success of this strategy is subject to numerous outside factors, such as the availability of attractive acquisition candidates, the availability of acceptable business locations, the ability to access capital to acquire and open such stores, the ability to obtain required permits and licenses and continuing favorable legal and regulatory conditions. We have limited control, and in some cases, no control, over these factors. Moreover, the start-up costs and the losses we likely would incur from initial operations attributable to each newly opened store places demands upon our liquidity and cash flow, and we cannot assure you that we will be able to satisfy these demands. The failure to execute our expansion strategy would adversely affect our ability to expand our business and could materially adversely affect our revenue, profitability and results of operations and our ability to service our indebtedness.

Our business and results of operations may be adversely affected if we are unable to manage our growth effectively.

Our expansion strategy, which in part contemplates the addition of new stores, the acquisition of competitor stores and acquiring or developing new distribution channels for our products in Europe, Canada and the United States and

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other international markets, is subject to significant risks. Our continued growth in this manner is dependent upon a number of factors, including the ability to hire, train and retain an adequate number of experienced management employees, the availability of adequate financing for our expansion activities, the ability to successfully transition acquired stores or their historical customer base to our operating platform, the ability to obtain any government permits and licenses that may be required, the ability to identify and overcome cultural and linguistic differences which may impact market practices within a given geographic region, and other factors, some of which are beyond our control. There can be no assurance that we will be able to successfully grow our business or that our current business, results of operations and financial condition will not suffer if we are unable to do so. Expansion beyond the geographic areas where the stores are presently located will increase demands on management and divert their attention. In addition, expansion into new products and services will present new challenges to our business and will require additional management time.

The amount of borrowings permitted under our New ABL Credit Facility may fluctuate significantly, which may adversely affect our liquidity, results of operations and financial position.

The amount of borrowings permitted at any time under our New ABL Credit Facility is limited to a periodic borrowing base valuation of the cash and eligible consumer receivables of the borrowers and guarantors. As a result, our access to credit under our New ABL Credit Facility is potentially subject to significant fluctuations depending on the value of the borrowing base eligible assets as of any measurement date, as well as certain discretionary rights of the administrative agent of our New ABL Credit Facility in respect of the calculation of such borrowing base value. Our inability to borrow under or the early termination of our New ABL Credit Facility may adversely affect our liquidity, results of operations and financial position.

A significant or sudden decline in the price of gold could materially affect our results of operations.

We purchase a significant amount of gold from customers, and the substantial majority of the collateral for our pawn loans consists of gold jewelry. We sell for scrap nearly all of the gold that we purchase and that we take possession of as a result of pawn collateral forfeitures. Pursuant to applicable laws in certain jurisdictions in which we offer gold buying services and secured pawn loans, and otherwise pursuant to the terms of our pawn loan agreements, we are required to hold the gold that we buy, or that we accept as collateral, for a period of time, which, in the case of pawn loans, can be six months or more. Our ability to generate profits from such transactions is dependent in part upon our being able to sell our gold inventory, whether for smelting or on a retail basis, for a price that is consistent with the price that we paid for that gold or, in the case of forfeited pawn loans, for the amount that we originally loaned against forfeited collateral gold. Significant short-term volatility in gold prices, such as that experienced during the recent global economic crisis, may make it difficult for us to effectively price our gold buying services and to set appropriate principal amounts on our pawn loans relative to the gold collateral posted. Gold prices have declined appreciably since the beginning of 2013, and a significant short-term or sustained decline in gold prices could also result in both customers selling less gold to us and a decrease in our pawn loan originations resulting from lower collateral values. Any such change in the value of gold could materially adversely affect our business, prospects, results of operations and financial condition.

Our intellectual property rights may be inadequate to protect our business.

We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of trademark, copyright, patent and trade secret laws, as well as licensing agreements and nondisclosure agreements with our employees and third parties. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could materially adversely affect our business, prospects, results of operations and financial condition.

We rely on our trademarks, trade names, and brand names to distinguish our products and services from the products and services of our competitors. We have registered or applied to register many of these trademarks. We cannot assure you that our trademarks will be registered. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products and services or forego registration of our trademarks, which could result in loss of brand recognition or the benefits and protections of registration, and could require us to devote resources to advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks. We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or

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otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into agreements relating to confidentiality and intellectual property ownership. We cannot assure you that these agreements will provide meaningful protection for, or prevent the unauthorized use, misappropriation or disclosure of, our trade secrets, know-how or other proprietary information in the event of any. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

Although we rely on copyright laws to protect the works of authorship (including software) created by us, we do not register the copyrights in most of our copyrightable works. Accordingly, if one of our unregistered copyrights is infringed by a third party our remedies in any such infringement suit may be limited.

If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected.

We face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease offering, licensing or using products and services that incorporate the allegedly infringing intellectual property;

•	require us to rebrand our products and services, if feasible;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop offering certain products and services, any of which could have a negative impact on our operating profits and harm our future prospects.

Unauthorized disclosure of sensitive or confidential customer data could expose us to protracted and costly litigation and penalties and cause us to lose customers.

In the course of operating our business, we are required to manage, use, store, process and transfer large amounts of personally identifiable information, consisting primarily of confidential personal and financial data regarding our customers (“Personal Data”). We also depend on our IT networks and systems, and those of third parties, to process, store, and transmit Personal Data, and we use cookies on our websites to enhance a customer’s experience and analyze website traffic. As a result, we are subject to numerous US and foreign laws and regulations designed to protect this information, such as the European Union Directives on: (i) Data Protection, and (ii) Privacy and Electronic Communications, as amended, Canadian federal and provincial laws, and various US federal and state laws governing the protection of financial information or other Personal Data. Security breaches involving our files and infrastructure could lead to unauthorized disclosure of Personal Data, as well as shutdowns or disruptions of our systems. Such security breaches, whether through systems failure, unauthorized access to our IT systems, fraud, misappropriation, or negligence, or if any person, including our employees or those of third-party vendors, negligently disregards or intentionally breaches our established controls with respect to such data or otherwise mismanages or misappropriates that data, could result in costly litigation, monetary damages, fines, and/or criminal prosecution, in addition to negative publicity, damage to our reputation, and a loss of customers. Any unauthorized disclosure of personally identifiable information could subject us to liability under data privacy laws and adversely affect our business prospects, results of operations, and financial condition.

Security breaches, cyber attacks or fraudulent activity could result in damage to our operations or lead to reputational damage.

A security breach or cyber attack of our computer systems could interrupt or damage our operations or harm our reputation. Regardless of the security measures that we may employ, our systems may still be vulnerable to data theft, computer viruses, programming errors, attacks by third parties or similar disruptive problems.

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If we were to experience a security breach or cyber attack, we could be required to incur substantial costs and liabilities, including:

•	expenses to rectify the consequences of the security breach or cyber attack;

•	liability for stolen assets or information;

•	costs of repairing damage to our systems;

•	lost revenue and income resulting from any system downtime caused by such breach or attack;

•	increased costs of cyber security protection;

•	costs of incentives we may be required to offer to our customers or business partners to retain their business; and

•	damage to our reputation causing customers and investors to lose confidence in us.

In addition, any compromise of security or a cyber attack could deter consumers from entering into transactions that involve transmitting confidential information to our systems. Furthermore, if confidential customer information or information belonging to our business partners is misappropriated from our computer systems, we could be sued by those who assert we did not take adequate precautions to safeguard our systems and confidential data belonging to our customers or business partners, which could subject us to liability and result in significant legal fees and expenses of defending these claims. As a result, any compromise of security of our computer systems or cyber attack could have a material adverse effect on our business, prospects, results of operations and financial condition.

In addition, criminals are using increasingly sophisticated methods to engage in illegal activities such as fraud including cyber attacks that could lead us to make payments to fraudulent individual accounts. Increased fraud involving our products and services or affecting our customers could lead to litigation, significantly increased expenses, reputational damage and reduced use and acceptance of our products and services or new regulations and compliance obligations, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our MILES program relies upon contractual relationships with its service providers and our ability to sell ancillary products, the loss of any of which could adversely affect the performance of the MILES business and our results of operations generally.

Our MILES program provides fee-based services to junior enlisted military personnel applying for automobile loans. The MILES program generates its operating revenue from fees paid by third-party lenders which fund the loans, fees from auto dealers and fees from the sale of ancillary products such as warranty service contracts and GAP insurance coverage. We rely upon contractual relationships with third-party lenders for the funding and servicing of auto loans made in connection with the MILES program, and arrangements with other providers for warranty service contracts and GAP insurance contracts. On June 27, 2013, our DFS subsidiary received from its then primary third-party lender a purported termination notice, effective immediately, of the bank’s obligations to fund loans under the MILES program. DFS believes that the termination notice is not effective and has demanded that the bank fulfill its funding obligations. However, in August 2013, it entered into a new agreement with a third-party funding partner for loans under the MILES program, which we believe provides more competitive financing alternatives to DFS’ service member customers. If this or any other contractual relationships are terminated, or if other events were to occur which resulted in a material reduction in the services provided, a material increase in the cost of the services provided or a material reduction in the fees earned by DFS for the services provided under these contractual relationships, we could be required to locate new or alternate service providers for our MILES program. In such event, and until we would be able to locate new or alternate service providers, our MILES program business could be significantly disrupted. In addition, such new or alternate service providers may offer services that are more costly to MILES’ customers or that pay premiums or fees below the level that we currently receive. These changes could have a material adverse effect on our business and negatively affect our revenues and results of operations.

United States defense budget cuts that reduce enlistments or the number of active duty military personnel, or high levels of overseas troop deployments, could harm our MILES program business.

The number of enlisted active duty military personnel and the number of recruits joining the military each year are subject to the US defense budget. In addition, high levels of troop deployments overseas can decrease the number of US-based active military personnel, thus reducing the pool of target MILES customers. Changes in troop deployment and cuts in the US defense budget may result in reductions in recruitment targets, reductions in the number of active

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duty military personnel or both, any of which would reduce the overall number of potential MILES program customers or potentially reduce demand for the services offered by us through our MILES program which would cause our revenue to decline and could otherwise harm our business, financial condition and results of operations.

Because we maintain a supply of cash and valuable items such as gold and jewelry in our stores, we may be subject to cash shortages due to robbery, employee error and theft.

Since our business requires us to maintain a supply of cash in each of our retail financial services stores, and because our pawn-lending and gold buying locations have gold and jewelry on hand from customer transactions, we are subject to the risk of cash shortages resulting from robberies, as well as employee errors and theft. Although we have implemented various programs to reduce these risks, maintain insurance coverage for theft and provide security, systems and processes for our employees and facilities, we cannot assure you that robberies, employee error and theft will not occur and lead to cash shortages that could adversely affect our results of operations.

Any disruption in the availability of our information systems could adversely affect our business operations.

We rely upon our information systems to manage and operate our retail financial services stores, Internet lending platforms and other businesses. Each store is part of an information network that is designed to permit us to maintain adequate cash inventory, reconcile cash balances on a daily basis and report revenues and expenses to our headquarters. Our back-up systems and security measures could fail to prevent a disruption in our information systems. Any disruption in our information systems could adversely affect our business, prospects, results of operations and financial condition.

If any tax related matters were settled in a manner adverse to us, or we were compelled to pay amounts in excess of our existing reserves, our results of operations or financial condition could be adversely affected.

The tax years ending June 30, 2005 through 2013 remain open to examination by the taxing authorities in the United States, tax years ending June 30, 2009 through 2013 for the United Kingdom, tax years ending June 30, 2007 through 2013 for Canada, and tax years 2007 through 2013 for Sweden and Finland. Canadian tax authorities have assessed tax for fiscal years ending June 30, 2006 through 2009, which we are contesting and for which a notice of objection has been filed. Furthermore, Canadian tax authorities have proposed adjustments related to intercompany transfer pricing for our Canadian subsidiary, NMM, for the years ended June 30, 2006 through June 30, 2009. We have not agreed with these proposed transfer pricing adjustments and are contesting them through the administrative process. NMM is also under audit for transfer pricing for the years ended June 30, 2010 and June 30, 2011. We believe our existing reserves for all tax matters, including Canadian audits and assessments, are adequate; however, we cannot be certain of the outcome of any of these tax matters. If any such matters were settled in a manner adverse to us, or we were compelled to pay amounts in excess of our existing reserves, our results of operations or financial condition could be adversely affected.

Risks Related to the Transactions

Our business could be adversely impacted as a result of uncertainty related to the Transactions and significant costs, expenses and fees incurred in connection with the Transactions.

The Transactions could cause disruptions to our business or business relationships, which could have an adverse impact on our financial condition, results of operations and cash flows. For example, the attention of our management may be directed to ongoing Transaction-related considerations and may be diverted from the day-to-day operations of our business, and our customers or other parties with which we maintain business relationships may experience uncertainty about our future and seek alternative relationships with third parties, seek to alter their business relationships with us or seek to find other providers for our services. In addition, we incurred significant costs, expenses and fees for professional services and other transaction costs in connection with the negotiation of the Transactions.

A substantial portion of our total assets is represented by goodwill and other intangible assets.

In connection with the Merger, a significant portion of the purchase price has been and will be allocated to goodwill and definite-lived intangible assets. The amount of the purchase price allocated to goodwill is determined as the excess of the purchase price over the fair market value of identifiable net assets acquired.

Under GAAP, we are required to conduct impairment testing at least annually with respect to our goodwill and other intangible assets. Deterioration of our operating results could result in an impairment of our goodwill and other intangible

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assets, which would result in us having to record an impairment charge to writedown such assets to their fair value. Such impairment charges could adversely affect our earnings.

The pro forma financial information included herein may not be reflective of our operating results and financial condition following the Transactions.

The pro forma financial information included herein is derived from our historical audited and unaudited consolidated financial statements. We prepared the pro forma financial information based on a preliminary allocation of the purchase price paid in the Merger to the assets acquired and liabilities assumed, based on preliminary estimates of the fair values of these assets and liabilities. We believe such estimates and the assumptions that we used to prepare the pro forma financial information were reasonable. However, the actual adjustments may differ from the preliminary adjustments and these differences may be material. The pro forma financial information may not necessarily reflect what our results of operations and financial position would have been had the Transactions occurred during the period presented or what our results of operations and financial position will be in the future.

If we lose key management or are unable to attract and retain the talent required for our business, our operating results could suffer.

Our future success depends to a significant degree upon the ability of our Sponsor to identify, attract and retain suitable executive management. As of the date hereof, Lone Star does not have its own preferred management team of the Company available for appointment after the Merger closes. However, Lone Star has yet to inform the Company whether all current members of management will continue with the Company following the Merger. The current Chief Executive Officer of the Company has informally communicated to both Lone Star and the Board of the Company his preference that the Company commence a search for a successor Chief Executive Officer to be in place by December 31, 2014 or as soon thereafter as practicable. Accordingly, Lone Star has engaged a consultant to assist Lone Star in finding a new Chief Executive Officer and it is Lone Star’s present expectation that such new Chief Executive Officer shall be identified and will succeed the Company’s Chief Executive Officer prior to December 31, 2014. The Company’s current Chief Executive Officer has assured the Company that he shall cooperate with this transition.

Should Lone Star prove unable to engage a new Chief Executive Officer capable of executing the Company’s plans for the future in line with expectations, our results of operations or financial condition may suffer. Similarly, if our Sponsor is unable to retain or attract other key management critical to our operations, or is unable to identify its preferred management capable of implementing the Company’s strategy for the future, our results may suffer. The loss of the services of one or more members of our executive management team could harm our business and future development. Our continued growth also will depend upon our ability to attract and retain additional skilled management personnel. If we are unable to attract and retain the requisite personnel as needed in the future, our operating results and growth could suffer.

In addition, certain executive officers’ employment agreements provide for certain severance payments, benefits and accelerated vesting of equity incentive awards, upon qualifying terminations of employment that occur within certain months after a change in control of the Company. Certain employment agreements also provide certain “single trigger” change in control benefits. The Merger will constitute a change in control for purposes of these employment agreements. Therefore, if the services of these executive officers are terminated, we may be required to deliver severance payments, benefits and fulfill other obligations under those employment agreements.

We are controlled by Sponsor, whose interests as equity holders may conflict with yours as creditor.

Following the Transactions, we will be controlled by Lone Star, our Sponsor. Sponsor will have the power to control our affairs and policies, including the appointment of management, the issuance of additional stock and the declaration and payment of dividends. Sponsor will not have any liability for any obligations under the Notes and its interests may be in conflict with yours. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Sponsor may pursue strategies that favor equity investors over debt investors. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments.

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Additionally, Sponsor may make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

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